Exhibit 99.1

Item 8.	Consolidated Financial Statements and Supplementary Data

MANAGEMENT’S REPORT ON INTERNAL CONTROLS OVER FINANCIAL REPORTING

Our management is responsible for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act. Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Because of its inherent limitations, a system of internal control over financial reporting can provide only reasonable assurance and may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that internal controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

Under the supervision and with the participation of our management, including our principal executive officer and principal financial officer, we conducted an evaluation of the effectiveness of our internal control over financial reporting based on the framework set forth in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

Based on this assessment, management concluded that our internal control over financial reporting was effective at December 31, 2010.

Management excluded from its assessment the internal control over financial reporting at Crowe Paradis Services Corporation (“CP”) and 3E Company (“3E”), which were acquired on December 14, 2010 and December 16, 2010, respectively. The combined excluded financial statements of these two acquisitions constitute approximately 1.5% of total assets, less than 1.0% of total revenues, and less than 1.0% of net income included within our consolidated financial statement amounts as of and for the year ended December 31, 2010. Due to the timing of the acquisitions, management did not assess the effectiveness of internal control over financial reporting for CP and 3E.

Deloitte & Touche LLP, the independent registered public accounting firm that audited the consolidated financial statements included in this annual report on Form 10-K has also audited the effectiveness of our internal control over financial reporting as of December 31, 2010, as stated in their report which is included herein.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Verisk Analytics, Inc.
Jersey City, New Jersey

We have audited the accompanying consolidated balance sheets of Verisk Analytics, Inc. and subsidiaries (the “Company”) as of December 31, 2010 and 2009, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for each of the three years in the period ended December 31, 2010. Our audits also included the financial statement schedule listed in the Index at Item 15. These financial statements and financial statement schedule are the responsibility of the Company’s management. Our responsibility is to express an opinion on the financial statements and financial statement schedule based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Verisk Analytics, Inc. and subsidiaries as of December 31, 2010 and 2009, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the Company’s internal control over financial reporting as of December 31, 2010, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission and our report dated February 28, 2011 expressed an unqualified opinion on the Company’s internal control over financial reporting.

/s/ Deloitte & Touche LLP
Parsippany, New Jersey
February 28, 2011
March 29, 2011 as to Note 21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ON INTERNAL CONTROLS OVER FINANCIAL REPORTING

To the Board of Directors and Stockholders of
Verisk Analytics, Inc.
Jersey City, New Jersey

We have audited the internal control over financial reporting of Verisk Analytics, Inc. and subsidiaries (the “Company”) as of December 31, 2010, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission. As described in Management’s Report on Internal Control over Financial Reporting, management excluded from its assessment the internal control over financial reporting at Crowe Paradis Services Corporation (“CP”) and 3E Company (“3E”), which were acquired on December 14, 2010 and December 16, 2010, respectively, and whose combined financial statements constitute approximately 1.5% of total assets, less than 1.0% of total revenues and less than 1.0% of net income of the consolidated financial statement amounts as of and for the year ended December 31, 2010. Accordingly, our audit did not include the internal control over financial reporting at CP and 3E. The Company’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting, included in the accompanying Management’s Report on Internal Control over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed by, or under the supervision of, the company’s principal executive and principal financial officers, or persons performing similar functions, and effected by the company’s board of directors, management, and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of the inherent limitations of internal control over financial reporting, including the possibility of collusion or improper management override of controls, material misstatements due to error or fraud may not be prevented or detected on a timely basis. Also, projections of any evaluation of the effectiveness of the internal control over financial reporting to future periods are subject to the risk that the controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

In our opinion, the Company maintained, in all material respects, effective internal control over financial reporting as of December 31, 2010, based on the criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements and financial statement schedule as of and for the year ended December 31, 2010 of the Company and our report dated February 28, 2011, March 29, 2011 as to Note 21, expressed an unqualified opinion on those consolidated financial statements and financial statement schedule.

/s/ Deloitte & Touche LLP
Parsippany, New Jersey
February 28, 2011

VERISK ANALYTICS, INC.

CONSOLIDATED BALANCE SHEETS
As of December 31, 2010 and 2009

	2010	2009
	(In thousands, except for share and per share data)

ASSETS
Current assets:
Cash and cash equivalents	$54,974	$71,527
Available-for-sale securities	5,653	5,445
Accounts receivable, net of allowance for doubtful accounts of $4,028 and $3,844, respectively (including amounts from related parties of $515 and $1,353) in 2010 and 2009, respectively(1)	126,564	89,436
Prepaid expenses	17,791	16,155
Deferred income taxes, net	3,681	4,405
Federal and foreign income taxes receivable	15,783	16,721
State and local income taxes receivable	8,923	—
Other current assets	7,066	21,656

Total current assets	240,435	225,345
Noncurrent assets:
Fixed assets, net	93,409	89,165
Intangible assets, net	200,229	108,526
Goodwill	632,668	490,829
Deferred income taxes, net	21,879	66,257
State income taxes receivable	1,773	6,536
Other assets	26,697	10,295

Total assets	$1,217,090	$996,953

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued liabilities	$111,995	$101,401
Acquisition related liabilities	3,500	—
Short-term debt and current portion of long-term debt	437,717	66,660
Pension and postretirement benefits, current	4,663	5,284
Fees received in advance (including amounts from related parties of $1,231 and $439, respectively)(1)	163,007	125,520
State and local income taxes payable	—	1,414

Total current liabilities	720,882	300,279
Noncurrent liabilities:
Long-term debt	401,826	527,509
Pension benefits	95,528	102,046
Postretirement benefits	23,083	25,108
Other liabilities	90,213	76,960

Total liabilities	1,331,532	1,031,902
Commitments and contingencies
Stockholders’ equity/(deficit):
Verisk Class A common stock, $.001 par value; 1,200,000,000 shares authorized; 150,179,126 and 125,815,600 shares issued and 143,067,924 and 125,815,600 outstanding as of December 31, 2010 and 2009, respectively	39	30
Verisk Class B (Series 1) common stock, $.001 par value; 400,000,000 shares authorized; 198,327,962 and 205,637,925 shares issued and 12,225,480 and 27,118,975 outstanding as of December 31, 2010 and 2009, respectively	47	50
Verisk Class B (Series 2) common stock, $.001 par value; 400,000,000 shares authorized; 193,665,008 and 205,637,925 shares issued and 14,771,340 and 27,118,975 outstanding as of December 31, 2010 and 2009, respectively	49	50
Unearned KSOP contributions	(988)	(1,305)
Additional paid-in capital	754,708	652,573
Treasury stock, at cost, 372,107,352 and 357,037,900 shares as of December 31, 2010 and 2009, respectively	(1,106,321)	(683,994)
Retained earnings	293,827	51,275
Accumulated other comprehensive loss	(55,803)	(53,628)

Total stockholders’ deficit	(114,442)	(34,949)

Total liabilities and stockholders’ deficit	$1,217,090	$996,953

(1)	See Note 19. Related Parties for further information.

The accompanying notes are an integral part of these consolidated financial statements.

VERISK ANALYTICS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS
For The Years Ended December 31, 2010, 2009 and 2008

	2010	2009	2008
	(In thousands, except for share and per share data)

Revenues (including amounts from related parties of $49,788, $60,192 and $90,227 for the years ended December 31, 2010, 2009 and 2008, respectively)(1)	$1,138,343	$1,027,104	$893,550
Expenses:
Cost of revenues (exclusive of items shown separately below)	463,473	491,294	386,897
Selling, general and administrative	166,374	162,604	131,239
Depreciation and amortization of fixed assets	40,728	38,578	35,317
Amortization of intangible assets	27,398	32,621	29,555
Acquisition related liabilities adjustment	(544)	—	—

Total expenses	697,429	725,097	583,008

Operating income	440,914	302,007	310,542
Other income/(expense):
Investment income	305	195	2,184
Realized gains/(losses) on securities, net	95	(2,332)	(2,511)
Interest expense	(34,664)	(35,265)	(31,316)

Total other expense, net	(34,264)	(37,402)	(31,643)

Income before income taxes	406,650	264,605	278,899
Provision for income taxes	(164,098)	(137,991)	(120,671)

Net income	242,552	126,614	158,228

Basic net income per share of Class A and Class B(2):	$1.36	$0.72	$0.87

Diluted net income per share of Class A and Class B(2):	$1.30	$0.70	$0.83

Weighted average shares outstanding:
Basic(2)	177,733,503	174,767,795	182,885,700

Diluted(2)	186,394,962	182,165,661	190,231,700

(1)	See Note 19. Related Parties for further information.

(2)	All share and per share data throughout this report has been adjusted to reflect a fifty-for-one stock split. See Note 1 for further information.

The accompanying notes are an integral part of these consolidated financial statements.

VERISK ANALYTICS, INC.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
For The Years Ended December 31, 2008, 2009 and 2010

	Common Stock Issued								(Accumulated	Accumulated	Total
			Verisk	Verisk		Unearned	Additional		Deficit)/	Other	Stockholders’
	Verisk	ISO	Class B	Class B	Par	KSOP	Paid-in	Treasury	Retained	Comprehensive	(Deficit)/
	Class A	Class B	(Series 1)	(Series 2)	Value	Contributions	Capital	Stock	Earnings	Loss	Equity
	(In thousands, except for share data)

Balance, January 1, 2008	—	500,225,000	—	—	$100	$—	$—	$(678,993)	$(515,756)	$(8,699)	$(1,203,348)
Comprehensive income:
Net income	—	—	—	—	—	—	—	—	158,228	—	158,228
Other comprehensive loss	—	—	—	—	—	—	—	—	—	(73,735)	(73,735)

Comprehensive income	—	—	—	—	—	—	—	—	—	—	84,493
Treasury stock acquired - ISO Class B common stock	—	—	—	—	—	—	—	(5,001)	—	—	(5,001)
Decrease in redemption value of ISO Class A common stock	—	—	—	—	—	—	—	—	114,033	—	114,033

Balance, December 31, 2008	—	500,225,000	—	—	$100	$—	$—	$(683,994)	$(243,495)	$(82,434)	$(1,009,823)

Comprehensive income:
Net income	—	—	—	—	—	—	—	—	126,614	—	126,614
Other comprehensive income	—	—	—	—	—	—	—	—	—	28,806	28,806

Comprehensive income	—	—	—	—	—	—	—	—	—	—	155,420
Increase in redemption value of ISO Class A common stock	—	—	—	—	—	—	—	—	(272,428)	—	(272,428)
Conversion of ISO Class B common stock upon corporate reorganization (Note 14)	88,949,150	(500,225,000)	205,637,925	205,637,925	—	—	—	—	—	—	—
Conversion of ISO Class A redeemable common stock upon corporate reorganization (Note 14)	34,768,750	—	—	—	30	(1,305)	624,282	—	440,584	—	1,063,591
KSOP shares earned	—	—	—	—	—	—	725	—	—	—	725
Stock options exercised (including tax benefit of $18,253)	2,097,700	—	—	—	—	—	23,348	—	—	—	23,348
Stock based compensation	—	—	—	—	—	—	4,218	—	—	—	4,218

Balance, December 31, 2009	125,815,600	—	205,637,925	205,637,925	$130	$(1,305)	$652,573	$(683,994)	$51,275	$(53,628)	$(34,949)

Comprehensive income:
Net income	—	—	—	—	—	—	—	—	242,552	—	242,552
Other comprehensive loss	—	—	—	—	—	—	—	—	—	(2,175)	(2,175)

Comprehensive income	—	—	—	—	—	—	—	—	—	—	240,377
Conversion of Class B-1 common stock upon follow-on public offering (Note 1)	7,309,963	—	(7,309,963)	—	—	—	—	—	—	—	—
Conversion of Class B-2 common stock upon follow-on public offering (Note 1)	11,972,917	—	—	(11,972,917)	—	—	—	—	—	—	—
Treasury stock acquired - Class A (7,111,202 shares)	—	—	—	—	—	—	—	(212,512)	—	—	(212,512)
Treasury stock acquired - Class B-1 (7,583,532 shares)	—	—	—	—	—	—	—	(199,936)	—	—	(199,936)
Treasury stock acquired - Class B-2 (374,718 shares)	—	—	—	—	—	—	—	(9,879)	—	—	(9,879)
KSOP shares earned	—	—	—	—	—	317	11,256	—	—	—	11,573
Stock options exercised (including tax benefit of $49,015)	5,579,135	—	—	—	5	—	84,492	—	—	—	84,497
Net share settlement of taxes upon exercise of stock options	(503,043)	—	—	—	—	—	(15,051)	—	—	—	(15,051)
Stock based compensation	—	—	—	—	—	—	21,298	—	—	—	21,298
Other stock issuances	4,554	—	—	—	—	—	140	—	—	—	140

Balance, December 31, 2010	150,179,126	—	198,327,962	193,665,008	$135	$(988)	$754,708	$(1,106,321)	$293,827	$(55,803)	$(114,442)

The accompanying notes are an integral part of these consolidated financial statements.

VERISK ANALYTICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS
For The Years Ended December 31, 2010, 2009 and 2008

	2010	2009	2008
	(In thousands)

Cash flows from operating activities:
Net income	$242,552	$126,614	$158,228
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of fixed assets	40,728	38,578	35,317
Amortization of intangible assets	27,398	32,621	29,555
Amortization of debt issuance costs	1,463	785	—
Allowance for doubtful accounts	648	916	1,536
KSOP compensation expense	11,573	76,065	22,274
Acquisition related compensation expense	—	—	300
Stock-based compensation	21,298	12,744	9,881
Non-cash charges/(credits) associated with performance based appreciation awards	789	4,039	(91)
Interest income on notes receivable from stockholders	—	—	(1,050)
Proceeds from repayment of interest on notes receivable from stockholders	—	—	2,318
Acquisition related liabilities adjustment	(544)	—	—
Realized (gains)/losses on securities, net	(95)	2,332	2,511
Deferred income taxes	10,294	12,190	19,895
Other operating	198	222	284
Loss on disposal of assets	239	810	1,082
Non-cash charges associated with lease termination	—	196	—
Excess tax benefits from exercised stock options	(49,015)	(19,976)	(26,099)
Changes in assets and liabilities, net of effects from acquisitions:
Accounts receivable	(24,559)	(1,990)	3,609
Prepaid expenses and other assets	899	(1,839)	(6,486)
Federal and foreign income taxes	50,232	13,662	5,969
State and local income taxes	(5,679)	5,710	(5,977)
Accounts payable and accrued liabilities	4,340	2,986	3,075
Acquisition related liabilities	—	(300)	(2,200)
Fees received in advance	20,984	10,460	(1,042)
Other liabilities	(17,711)	9,576	(4,983)

Net cash provided by operating activities	336,032	326,401	247,906
Cash flows from investing activities:
Acquisitions, net of cash acquired of $10,524, $9,477 and $365, respectively	(189,578)	(61,350)	(18,951)
Purchase of noncontrolling interest in non-public companies	—	—	(5,800)
Earnout payments	—	(78,100)	(98,100)
Proceeds from release of acquisition related escrows	283	129	558
Escrow funding associated with acquisitions	(15,980)	(7,636)	(1,500)
Purchases of available-for-sale securities	(516)	(575)	(361)
Proceeds from sales and maturities of available-for-sale securities	743	886	21,724
Purchases of fixed assets	(38,641)	(38,694)	(30,652)
Proceeds from repayment of notes receivable from stockholders	—	—	3,863
Issuance of notes receivable from stockholders	—	—	(1,247)

Net cash used in investing activities	(243,689)	(185,340)	(130,466)

The accompanying notes are an integral part of these consolidated financial statements.
.

VERISK ANALYTICS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
For The Years Ended December 31, 2010, 2009 and 2008

	2010	2009	2008
	(In thousands)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	80,000	150,000
Proceeds from issuance of short-term debt with original maturities of three months or greater	215,000	—	114,000
Proceeds/(repayments) of short-term debt, net	35,000	(59,244)	(35,287)
Redemption of ISO Class A common stock	—	(46,740)	(387,561)
Repurchase of ISO Class B common stock	—	—	(5,001)
Repurchase of Verisk Class A common stock	(210,246)	—	—
Repurchase of Verisk Class B-1 common stock	(199,936)	—	—
Repurchase of Verisk Class B-2 common stock	(9,879)	—	—
Net share settlement of taxes upon exercise of stock options	(15,051)	—	—
Repayment of current portion of long-term debt	—	(100,000)	—
Payment of debt issuance cost	(1,781)	(4,510)	—
Excess tax benefits from exercised stock options	49,015	19,976	26,099
Proceeds from repayment of exercise price loans classified as a component of redeemable common stock	—	—	29,482
Proceeds from stock options exercised	35,482	7,709	892
Other financing	(6,391)	—	—

Net cash used in financing activities	(108,787)	(102,809)	(107,376)
Effect of exchange rate changes	(109)	90	(928)

(Decrease)/increase in cash and cash equivalents	(16,553)	38,342	9,136
Cash and cash equivalents, beginning of period	71,527	33,185	24,049

Cash and cash equivalents, end of period	$54,974	$71,527	$33,185

Supplemental disclosures:
Taxes paid	$113,609	$111,458	$99,323

Interest paid	$32,989	$34,201	$28,976

Non-cash investing and financing activities:
Loans made to directors and officers in connection with the exercise of stock options	$—	$—	$(20,148)

Repurchase of Verisk Class A common stock included in accounts payable and accrued liabilities	$2,266	$—	$—

Redemption of ISO Class A common stock used to repay maturities of notes receivable from stockholders	$—	$—	$42,202

Redemption of ISO Class A common stock used to fund the exercise of stock options	$—	$2,326	$4,281

Deferred tax liabilities established as a result of acquisitions	$(36,537)	$(5,728)	$(2,963)

Capital lease obligations	$1,554	$3,659	$2,610

Capital expenditures included in accounts payable and accrued liabilities	$2,138	$1,388	$—

Decrease in goodwill due to finalization of acquisition related liabilities	$—	$(4,300)	$—

Increase in goodwill due to acquisition related escrow distributions	$6,996	$181	$4,388

Increase in goodwill due to accrual of acquisition related liabilities	$3,500	$—	$82,400

The accompanying notes are an integral part of these consolidated financial statements.

VERISK ANALYTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Amounts in thousands, except for share and per share data, unless otherwise stated)

1.	Organization:

Verisk Analytics, Inc. and its consolidated subsidiaries (“Verisk” or the “Company”) enable risk-bearing businesses to better understand and manage their risks. The Company provides its customers proprietary data that, combined with analytic methods, create embedded decision support solutions. The Company is one of the largest aggregators and providers of data pertaining to property and casualty (“P&C”) insurance risks in the United States of America (“U.S.”). The Company offers solutions for detecting fraud in the U.S. P&C insurance, mortgage and healthcare industries and sophisticated methods to predict and quantify loss in diverse contexts ranging from natural catastrophes to health insurance. The Company provides solutions, including data, statistical models or tailored analytics, all designed to allow clients to make more logical decisions.

Verisk was established on May 23, 2008 to serve as the parent holding company of Insurance Services Office, Inc. (“ISO”) upon completion of the initial public offering (“IPO”). ISO was formed in 1971 as an advisory and rating organization for the P&C insurance industry to provide statistical and actuarial services, to develop insurance programs and to assist insurance companies in meeting state regulatory requirements. Over the past decade, the Company has broadened its data assets, entered new markets, placed a greater emphasis on analytics, and pursued strategic acquisitions. On October 6, 2009, ISO effected a corporate reorganization whereby the Class A and Class B common stock of ISO were exchanged by the current stockholders for the common stock of Verisk on a one-for-one basis. Verisk immediately thereafter effected a fifty-for-one stock split of its Class A and Class B common stock and equally sub-divided the Class B common stock into two new series of stock, Verisk Class B (Series 1) (“Class B-1”) and Verisk Class B (Series 2) (“Class B-2”). All share and per share information in the consolidated financial statements gives effect to the fifty-for-one stock split that occurred immediately after the reorganization.

On October 9, 2009, the Company completed its IPO. Upon completion of the IPO, the selling stockholders sold 97,995,750 shares of Class A common stock of Verisk, which included the 12,745,750 over-allotment option, at the IPO price of $22.00 per share. The Company did not receive any proceeds from the sales of common stock in the offering. Verisk trades under the ticker symbol “VRSK” on the NASDAQ Global Select Market.

On October 1, 2010, the Company completed a follow-on public offering. Upon completion of this offering, the selling stockholders sold 2,602,212, 7,309,963 and 11,972,917 shares of Class A, Class B-1 and Class B-2 common stock of Verisk, respectively, at the public offering price of $27.25 per share. Class B-1 and Class B-2 common stock sold into this offering were automatically converted into Class A common stock. The Company did not receive any proceeds from the sale of common stock in the offering. Concurrent with the closing of this offering, the Company also repurchased 7,254,407 and 45,593 shares of Class B-1 and Class B-2 common stock, respectively, at $26.3644 per share, which represents the net proceeds per share the selling stockholders received in the public offering. The Company funded a portion of this repurchase with proceeds from borrowings of $160,000 under its syndicated revolving credit facility. Class B-1 and Class B-2 shares will automatically convert to Class A common stock on April 6, 2011 and October 6, 2011, respectively.

2.	Basis of Presentation and Summary of Significant Accounting Policies:

The accompanying consolidated financial statements have been prepared on the basis of accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of financial statements in conformity with these accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates include acquisition purchase price allocations, the fair value of goodwill, the realization of deferred tax assets, acquisition related liabilities, fair value of stock based

VERISK ANALYTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

compensation, liabilities for pension and postretirement benefits, fair value of the Company’s redeemable common stock, and the estimate for the allowance for doubtful accounts. Actual results may ultimately differ from those estimates. Significant accounting policies include the following:

(a)	Intercompany Accounts and Transactions

The consolidated financial statements include the accounts of Verisk. All intercompany accounts and transactions have been eliminated.

(b)	Revenue Recognition

The following describes the Company’s primary types of revenues and the applicable revenue recognition policies. The Company’s revenues are primarily derived from sales of services and revenue is recognized as services are performed and information is delivered to our customers. Revenue is recognized when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, fees and/or price is fixed or determinable, and collectability is reasonably assured. Revenue is recognized net of applicable sales tax withholdings.

Industry-Standard Insurance Programs, Statistical Agent and Data Services and Actuarial Services

Industry-standard insurance programs, statistical agent and data services and actuarial services are sold to participating insurance company customers under annual agreements covering a calendar year where the price is determined at the inception of the agreement. In accordance with Accounting Standards Codification (“ASC”) 605, Revenue Recognition, the Company recognizes revenue ratably over the term of these annual agreements, as services are performed and continuous access to information is provided over the entire term of the agreements.

Property-Specific Rating and Underwriting Information

The Company provides property-specific rating information through reports issued for specific commercial properties, for which revenue is recognized when the report is delivered to the customer, provided that all other revenue recognition criteria are met.

In addition, the Company provides hosting or software solutions that provide continuous access to information about the properties being insured and underwriting information in the form of standard policy forms to be used by customers. As the customer has a contractual right to take possession of the software without significant penalty, revenues from these arrangements are recognized ratably over the contract period from the time when the customer had access to the solution in accordance with ASC 985-605, Software Revenue Recognition (“ASC 985-605”). The Company recognizes software license revenue when the arrangement does not require significant production, customization or modification of the software and the following criteria are met: persuasive evidence of an agreement exists, delivery has occurred, fees are fixed or determinable, and collections are probable. These software arrangements include post-contract customer support (“PCS”). The Company recognizes software license revenue ratably over the duration of the annual license term as vendor specific objective evidence (“VSOE”) of PCS, the only remaining undelivered element, cannot be established in accordance with ASC 985-605.

Fraud Identification and Detection Solutions

Fraud identification and detection solutions are comprised of transaction-based fees recognized as information is delivered to customers, provided that all other revenue recognition criteria have been met.

Loss Prediction

Loss prediction solutions consist of term-based software licenses. These software arrangements include PCS, which includes unspecified upgrades on a when-and-if available basis.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company recognizes software license revenue ratably over the duration of the annual license term as VSOE of PCS, the only remaining undelivered element, cannot be established in accordance with ASC 985-605.

The Company also provides software hosting arrangements to customers whereby the customer does not have the right to take possession of the software. As these arrangements include PCS throughout the hosting term, revenues from these multiple element arrangements are recognized in accordance with ASC 605-25, Revenue Recognition Multiple Element Arrangements (“ASC 605-25”). The Company recognizes revenue ratably over the duration of the license term, which ranges from one to five years, since the contractual elements do not have stand alone value.

The Company services long-term contract arrangements with certain customers. For these arrangements, revenue is recognized in accordance with ASC 605-35, Revenue Recognition Construction Type and Certain Production-Type Contracts (“ASC 605-35”), using the percentage-of-completion method, which requires the use of estimates. In such instances, management is required to estimate the input measures, based on hours incurred to date compared to total estimated hours of the project, with consideration also given to output measures, such as contract milestones, when applicable. Adjustments to estimates are made in the period in which the facts requiring such revisions become known. Accordingly, recognized revenues and profits are subject to revisions as the contract progresses to completion. The Company considers the contract substantially complete when there is compliance with all performance specifications and there are no remaining costs or potential risk.

Loss Quantification

Loss quantification solutions consist of term-based software subscription licenses and revenues are recognized in accordance with ASC 985-605. These software arrangements include PCS, which includes unspecified upgrades on a when-and-if available basis. Customers are billed for access on a monthly basis and the Company recognizes revenue accordingly.

With respect to an insignificant percentage of revenues, the Company uses contract accounting, as required by ASC 985-605, when the arrangement with the customer includes significant customization, modification or production of software. For these elements, revenue is recognized in accordance with ASC 605-35, using the percentage-of-completion method as noted above.

(c)	Fees Received in Advance

The Company invoices its customers in annual, quarterly, monthly, or milestone installments. Amounts billed and collected in advance of contract terms are recorded as “Fees received in advance” in the accompanying consolidated balance sheets and are recognized as the services are performed and the applicable revenue recognition criteria are met.

(d)	Fixed Assets and Finite-lived Intangible Assets

Property and equipment, internal-use software and finite-lived intangibles are stated at cost less accumulated depreciation and amortization, which are computed on a straight-line basis over their estimated useful lives. Leasehold improvements are amortized over the shorter of the useful life of the asset or the lease term.

The Company’s internal software development costs primarily relate to internal-use software. Such costs are capitalized in the application development stage in accordance with ASC 350-40, Internal-use Software. Software development costs are amortized on a straight-line basis over a three year period, which management believes represents the useful life of these capitalized costs.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In accordance with ASC 360, Property, Plant & Equipment, whenever events or changes in circumstances indicate that the carrying amount of long-lived assets and finite-lived intangible assets may not be recoverable, the Company reviews its long-lived assets and finite-lived intangible assets for impairment by first comparing the carrying value of the assets to the sum of the undiscounted cash flows expected to result from the use and eventual disposition of the assets. If the carrying value exceeds the sum of the assets’ undiscounted cash flows, the Company estimates an impairment loss by taking the difference between the carrying value and fair value of the assets.

(e)	Capital and Operating Leases

The Company leases various property, plant and equipment. Leased property is accounted for under ASC 840, Leases (“ASC 840”). Accordingly, leased property that meets certain criteria is capitalized and the present value of the related lease payments is recorded as a liability. Amortization of assets accounted for as capital leases is computed utilizing the straight-line method over the shorter of the remaining lease term or the estimated useful life (principally 3 to 4 years for computer equipment and automobiles).

All other leases are accounted for as operating leases. Rent expense for operating leases, which may have rent escalation provisions or rent holidays, are recorded on a straight-line basis over the non-cancelable bases lease period in accordance with ASC 840. The initial lease term generally includes the build-out period, where no rent payments are typically due under the terms of the lease. The difference between rent expense and rent paid is recorded as deferred rent. Construction allowances received from landlords are recorded as a deferred rent credit and amortized to rent expense over the term of the lease.

(f)	Investments

The Company’s investments at December 31, 2010 and 2009 includes registered investment companies and equity investments in non-public companies. The Company accounts for short-term investments in accordance with ASC 320, Investments-Debt and Equity Securities (“ASC 320”).

There are no investments classified as trading securities at December 31, 2010 or 2009. All investments with readily determinable market values are classified as available-for-sale. While these investments are not held with the specific intention to sell them, they may be sold to support the Company’s investment strategies. All available-for-sale investments are carried at fair value. The cost of all available-for-sale investments sold is based on the specific identification method, with the exception of mutual fund-based investments, which is based on the weighted average cost method. Dividend income is accrued on the ex-dividend date.

The Company performs periodic reviews of its investment portfolio when individual holdings have experienced a decline in fair value below their respective cost. The Company considers a number of factors in the evaluation of whether a decline in value is other-than-temporary including: (a) the financial condition and near term prospects of the issuer; (b) the Company’s ability and intent to retain the investment for a period of time sufficient to allow for an anticipated recovery in value; and (c) the period and degree to which the market value has been below cost. Where the decline is deemed to be other-than-temporary, a charge is recorded to “Realized gains/(losses) on securities, net” in the accompanying consolidated statements of operations, and a new cost basis is established for the investment.

The Company’s equity investments in non-public companies are included in “Other assets” in the accompanying consolidated balance sheets. Those securities are carried at cost, as the Company owns less than 20% of the stock and does not otherwise have the ability to exercise significant influence. These securities are written down to their estimated realizable value when

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

management considers there is an other-than-temporary decline in value based on financial information received and the business prospects of the entity.

(g)	Fair Value of Financial Instruments

The Company follows the provisions of ASC 820-10, Fair Value Measurements (“ASC 820-10”), which defines fair value, establishes a framework for measuring fair value under U.S. GAAP and expands fair value measurement disclosures. The Company follows the provisions of ASC 820-10 for its financial assets and liabilities recognized or disclosed at fair value on a recurring basis. The Company follows the provisions of ASC 820-10 for its non-financial assets and liabilities recognized or disclosed at fair value.

(h)	Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable is generally recorded at the invoiced amount. The allowance for doubtful accounts is estimated based on an analysis of the aging of the accounts receivable, historical write-offs, customer payment patterns, individual customer creditworthiness, current economic trends, and/or establishment of specific reserves for customers in adverse financial condition. The Company reassesses the adequacy of the allowance for doubtful accounts on a quarterly basis.

(i)	Foreign Currency

The Company has determined local currencies are the functional currencies of the foreign operations. The assets and liabilities of foreign subsidiaries are translated at the period-end rate of exchange and statement of operations items are translated at the average rates prevailing during the year. The resulting translation adjustment is recorded as a component of “Accumulated other comprehensive loss” in the accompanying consolidated statements of changes in stockholders’ deficit.

(j)	Stock Based Compensation

The Company follows ASC 718, Stock Compensation (“ASC 718”). Under ASC 718, stock-based compensation cost is measured at the grant date, based on the fair value of the options granted, and is recognized as expense over the requisite service period. On January 1, 2005, the Company adopted ASC 718 using a prospective approach, as required under ASC 718. Under this application, the Company is required to record compensation expense for all awards granted after the date of adoption.

Prior to January 1, 2008, the expected term (estimated period of time outstanding) was estimated using the simplified method as defined in ASC 718, in which the expected term equals the average of graded vesting term and the contractual term. Subsequent to January 1, 2008, the expected term was primarily estimated based on studies of historical experience and projected exercise behavior. However, certain awards granted, for which no historical exercise patterns exist, the expected term was estimated using the simplified method. The risk-free interest rate is based on the yield of U.S. Treasury zero coupon securities with a maturity equal to the expected term of the equity award. Expected volatility for awards prior to January 1, 2008 was based on the Company’s historical volatility for a period equal to the stock option’s expected term, ending on the day of grant, and calculated on a quarterly basis for purposes of the ISO 401(k) Savings and Employee Stock Ownership Plan (“KSOP”). For awards granted after January 1, 2008, the volatility factor was based on an average of the historical stock prices of a group of the Company’s peers over the most recent period commensurate with the expected term of the stock option award. Prior to 2008, the expected dividend yield was not included in the fair value calculation as the Company did not pay dividends. For awards granted after January 1, 2008, the expected dividends yield was based on the Company’s expected annual dividend rate on the date of grant.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company estimates expected forfeitures of equity awards at the date of grant and recognizes compensation expense only for those awards expected to vest. The forfeiture assumption is ultimately adjusted to the actual forfeiture rate. Changes in the forfeiture assumptions may impact the total amount of expense ultimately recognized over the requisite service period, and may impact the timing of expense recognized over the requisite service period.

(k)	Research and Development Costs

Research and development costs, which primarily relate to the personnel and related overhead costs incurred in developing new services for our customers, are expensed as incurred. Such costs were $14,870, $14,109 and $11,054 for the years ended December 31, 2010, 2009 and 2008, respectively, and were included in “Selling, general and administrative” expenses in the accompanying consolidated statements of operations.

(l)	Income Taxes

The Company accounts for income taxes under the asset and liability method under ASC 740, Income Taxes (“ASC 740”), which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

Deferred tax assets are recorded to the extent these assets are more likely than not to be realized. In making such determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations. Valuation allowances are recognized to reduce deferred tax assets if it is determined to be more likely than not that all or some of the potential deferred tax assets will not be realized.

The Company follows ASC 740-10, Income Taxes (“ASC 740-10”), which clarifies the accounting for uncertainty in income taxes recognized in the financial statements. ASC 740-10 provides that a tax benefit from an uncertain tax position may be recognized based on the technical merits when it is more likely than not that the position will be sustained upon examination, including resolutions of any related appeals or litigation processes. Income tax positions must meet a more likely than not recognition threshold at the effective date to be recognized upon the adoption of ASC 740-10 and in subsequent periods. This interpretation also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition.

The Company recognizes interest and penalties related to unrecognized tax benefits within the income tax expense line in the accompanying consolidated statements of operations. Accrued interest and penalties are included within “Other liabilities” on the accompanying consolidated balance sheets.

(m)	Earnings Per Share

Basic and diluted earnings per share (“EPS”) are determined in accordance with ASC 260, Earnings per Share, which specifies the computation, presentation and disclosure requirements for EPS. Basic EPS excludes all dilutive common stock equivalents. It is based upon the weighted average number of common shares outstanding during the period. Diluted EPS, as calculated using the treasury stock method, reflects the potential dilution that would occur if the Company’s dilutive

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

outstanding stock options were exercised. For purposes of calculating EPS, Class A, Class B-1 and Class B-2 common shares are combined since all classes have identical rights to earnings.

(n)	Pension and Postretirement Benefits

The Company accounts for its pension and postretirement benefits under ASC 715, Compensation — Retirement Benefits (“ASC 715”). ASC 715 requires the recognition of the funded status of a benefit plan in the balance sheet, the recognition in other comprehensive income of gains or losses and prior service costs or credits arising during the period, but which are not included as components of periodic benefit cost, and the measurement of defined benefit plan assets and obligations as of the balance sheet date. The Company utilizes a valuation date of December 31.

(o)	Product Warranty Obligations

The Company provides warranty coverage for certain of its products. The Company recognizes a product warranty obligation when claims are probable and can be reasonably estimated. As of December 31, 2010 and 2009, product warranty obligations were not significant.

In the ordinary course of business, the Company enters into numerous agreements that contain standard indemnities whereby the Company indemnifies another party for breaches of confidentiality, infringement of intellectual property or gross negligence. Such indemnifications are primarily granted under licensing of computer software. Most agreements contain provisions to limit the maximum potential amount of future payments that the Company could be required to make under these indemnifications, however, the Company is not able to develop an estimate of the maximum potential amount of future payments to be made under these indemnifications as the triggering events are not subject to predictability.

(p)	Loss Contingencies

The Company accrues for costs relating to litigation, claims and other contingent matters when such liabilities become probable and reasonably estimable. Such estimates are based on management’s judgment. Actual amounts paid may differ from amounts estimated, and such differences will be charged to operations in the period in which the final determination of the liability is made.

(q)	Goodwill

Goodwill represents the excess of acquisition costs over the fair value of tangible net assets and identifiable intangible assets of the businesses acquired. Goodwill and intangible assets deemed to have indefinite lives are not amortized. Intangible assets determined to have finite lives are amortized over their useful lives. Goodwill and intangible assets with indefinite lives are subject to impairment testing annually as of June 30 or whenever events or changes in circumstances indicate that the carrying amount may not be fully recoverable. The Company completed the required annual impairment test as of June 30, 2010, which resulted in no impairment of goodwill in 2010. This test compares the carrying value of each reporting unit to its fair value. If the fair value of the reporting unit exceeds the carrying value of the net assets, including goodwill assigned to that reporting unit, goodwill is not impaired. If the carrying value of the reporting unit’s net assets, including goodwill, exceeds the fair value of the reporting unit, then the Company will determine the implied fair value of the reporting unit’s goodwill. If the carrying value of a reporting unit’s goodwill exceeds its implied fair value, then an impairment loss is recorded for the difference between the carrying amount and the implied fair value of the goodwill.

(r)	Recent Accounting Pronouncements

In December 2010, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2010-28, When to Perform Step 2 of the Goodwill Impairment Test for

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Reporting Units with Zero or Negative Carrying Amounts (“ASU No. 2010-28”). ASU No. 2010-28 modifies Step 1 of the goodwill impairment test for reporting units with zero or negative carrying amounts. For those reporting units, an entity is required to perform Step 2 of the goodwill impairment test if it is more likely than not that a goodwill impairment exists. In determining whether it is more likely than not that a goodwill impairment exists, an entity should consider whether there are any adverse qualitative factors indicating that an impairment may exist. ASU No. 2010-28 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2010. Early adoption is not permitted. The adoption of ASU No. 2010-28 will not have any impact on the Company’s consolidated financial statements, and the Company will incorporate the provisions of this guidance as part of their Step 1 testing for goodwill impairment in 2011.

In April 2010, the FASB ASU No. 2010-17, Revenue Recognition — Milestone Method (“ASU No. 2010-17”). ASU No. 2010-17 provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research or development transactions. ASU 2010-17 is effective on a prospective basis for milestones achieved in fiscal years, and interim periods within those years, beginning on or after June 15, 2010. Based on the Company’s current agreements, ASU No. 2010-17 will not have a material impact on the Company’s consolidated financial statements as the Company does not typically perform research or development transactions.

In January 2010, the FASB issued ASU No. 2010-06, Fair Value Measurements and Disclosures (“ASU No. 2010-06”). ASU No. 2010-06 provides guidance on improving disclosures on fair value measurements, such as the transfers between Level 1, Level 2 and Level 3 inputs and the disaggregated activity in the rollforward for Level 3 fair value measurements. ASU No. 2010-06 is effective for interim and annual reporting periods beginning after December 15, 2009, except for the disclosures about the disaggregated activity in the rollforward for Level 3 fair value measurements. Those disclosures are effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal periods. The adoption of the portion of ASU No. 2010-06 that discusses the transfers between Level 1, Level 2 and Level 3 inputs, effective January 1, 2010, did not have a material impact on the Company’s consolidated financial statements. As the Company currently disaggregates the activity in the rollforward for Level 3 fair value measurements, they do not expect ASU No. 2010-06 to have any impact on its consolidated financial statements.

In October 2009, the FASB issued ASU No. 2009-13, Multiple-Deliverable Revenue Arrangements (“ASU No. 2009-13”). ASU No. 2009-13 establishes the accounting and reporting guidance for arrangements under which the vendor will perform multiple revenue-generating activities. Specifically, ASU No. 2009-13 addresses how to separate deliverables and how to measure and allocate arrangement consideration to one or more units of accounting. ASU No. 2009-13 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted. The Company has elected not to early adopt. ASU No. 2009-13 is not expected to have a material impact on the Company’s consolidated financial statements as our Company’s multiple deliverables arrangements are comprised primarily of software licenses and services, rather than hardware. Currently, a majority of our deliverables do not have stand alone value, which would preclude the separation and allocation of the arrangement. Therefore, the Company will continue to recognize revenue over the duration of the license term.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

3.	Concentration of Credit Risk:

Financial instruments that potentially expose the Company to credit risk consist primarily of cash and cash equivalents, available for sale securities and accounts receivable, which are generally not collateralized. The Company maintains, in cash and cash equivalents, higher credit quality financial institutions in order to limit the amount of credit exposure. The total cash balances are insured by the Federal Deposit Insurance Corporation (“FDIC”) to a maximum amount of $250 per bank at December 31, 2010 and 2009. At December 31, 2010 and 2009, the Company had cash balances on deposit that exceeded the balance insured by the FDIC limit by approximately $35,514 and $54,339 with six banks, respectively. At December 31, 2010 and 2009, the Company also had cash on deposit with foreign banks of approximately $18,198 and $16,130, respectively.

The Company considers the concentration of credit risk associated with its trade accounts receivable to be commercially reasonable and believes that such concentration does not result in the significant risk of near-term severe adverse impacts. The Company’s top fifty customers represent approximately 45% of revenues, for all periods presented, with no individual customer accounting for more than 5%, 4% and 4% of revenues during the years ended December 31, 2010, 2009 and 2008, respectively. No individual customer comprised more than 10% of accounts receivable at December 31, 2010 or 2009.

4.	Cash and Cash Equivalents:

Cash and cash equivalents consist of cash in banks, commercial paper, money-market funds, and other liquid instruments with original maturities of 90 days or less at the time of purchase.

5.	Accounts Receivable:

Accounts Receivable consists of the following at December 31:

	2010	2009

Billed receivables	$122,874	$88,048
Unbilled receivables	7,718	5,232

Total receivables	130,592	93,280
Less allowance for doubtful accounts	(4,028)	(3,844)

Accounts receivable, net	$126,564	$89,436

6.	Investments:

The following is a summary of available-for-sale securities:

		Gross	Gross
	Adjusted	Unrealized	Unrealized
	Cost	Gains	Losses	Fair Value

December 31, 2010
Registered investment companies	$4,398	$1,248	$—	$5,646
Equity securities	14	—	(7)	7

Total available-for-sale securities	$4,412	$1,248	$(7)	$5,653

December 31, 2009
Registered investment companies	$4,530	$905	$—	$5,435
Equity securities	14	—	(4)	10

Total available-for-sale securities	$4,544	$905	$(4)	$5,445

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In addition to the available-for-sale securities above, the Company has equity investments in non-public companies in which the Company acquired non-controlling interests and for which no readily determinable market value exists. These securities were accounted for under the cost method in accordance with ASC 323-10-25, The Equity Method of Accounting for Investments in Common Stock (“ASC 323-10-25”). At December 31, 2010 and 2009, the carrying value of such securities was $3,642 and $3,841 for each period and has been included in “Other assets” in the accompanying consolidated balance sheets.

Realized gains/(losses) on securities, net, including write downs related to other-than-temporary impairments of available-for-sale securities and other assets, were as follows for the years ended December 31, 2010, 2009 and 2008:

	2010	2009	2008

Gross realized gains/(losses) on sale of registered investment securities	$95	$66	$(1,306)
Other-than-temporary impairment of registered investment securities	—	(386)	(1,205)
Other-than-temporary impairment of noncontrolling interest in non-public companies	—	(2,012)	—

Realized gains/(losses) on securities, net	$95	$(2,332)	$(2,511)

7.	Fair Value Measurements

Certain assets and liabilities of the Company are reported at fair value in the accompanying consolidated balance sheets. Such assets and liabilities include amounts for both financial and non-financial instruments. To increase consistency and comparability of assets and liabilities recorded at fair value, ASC 820-10 establishes a three-level fair value hierarchy to prioritize the inputs to valuation techniques used to measure fair value. ASC 820-10 requires disclosures detailing the extent to which companies’ measure assets and liabilities at fair value, the methods and assumptions used to measure fair value and the effect of fair value measurements on earnings. In accordance with ASC 820-10, the Company applied the following fair value hierarchy:

Level 1 —	Assets or liabilities for which the identical item is traded on an active exchange, such as publicly-traded instruments.

Level 2 —	Assets and liabilities valued based on observable market data for similar instruments.

Level 3 —	Assets or liabilities for which significant valuation assumptions are not readily observable in the market; instruments valued based on the best available data, some of which is internally-developed, and considers risk premiums that a market participant would require.

The following tables provide information for such assets and liabilities as of December 31, 2010 and 2009. The fair values of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, acquisition related liabilities prior to the adoption of ASC 805, Business Combinations (“ASC 805”), short-term debt, and short-term debt expected to be refinanced approximate their carrying amounts because of the short-term nature of these instruments. The fair value of the Company’s long-term debt was estimated at $584,361 and $578,804 as of December 31, 2010 and 2009, respectively, and is based on an estimate of interest rates available to the Company for debt with similar features, the Company’s current credit

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

rating and spreads applicable to the Company. These assets and liabilities are not presented in the following table.

The following table summarizes fair value measurements by level at December 31, 2010 and 2009 for assets and other balances measured at fair value on a recurring basis:

		Quoted Prices	Significant
		in Active Markets	Other	Significant
		for Identical	Observable	Unobservable
	Total	Assets (Level 1)	Inputs (Level 2)	Inputs (Level 3)

December 31, 2010
Cash equivalents – money-market funds	$2,273	$—	$2,273	$—
Registered investment companies(1)	$5,646	$5,646	$—	$—
Equity securities(1)	$7	$7	$—	$—
Contingent consideration under ASC 805(2)	$(3,337)	$—	$—	$(3,337)
December 31, 2009
Registered investment companies(1)	$5,435	$5,435	$—	$—
Equity securities(1)	$10	$10	$—	$—
Cost-based investment recorded at fair value on a non-recurring basis(3)	$1,809	$—	$—	$1,809
Contingent consideration under ASC 805(2)	$(3,344)	$—	$—	$(3,344)

(1)	Registered investment companies and equity securities are classified as available-for-sale securities and are valued using quoted prices in active markets multiplied by the number of shares owned.

(2)	Under ASC 805, contingent consideration is recognized at fair value at the end of each reporting period for acquisitions after January 1, 2009. The Company records the initial recognition of the fair value of contingent consideration in other liabilities on the consolidated balance sheet. Subsequent changes in the fair value of contingent consideration are recorded in the statement of operations. See Note 10 for further information regarding the acquisition related liability adjustment associated with TierMed Systems, LLC.

(3)	Cost-based investment consists of a non-controlling interest in a private equity security with no readily determinable market value. This investment was recorded at fair value on a non-recurring basis as a result of an other-than-temporary impairment of $2,012 at December 31, 2009. In establishing the estimated fair value of this investment, the Company took into consideration the financial condition and operating results of the underlying company and other indicators of fair values, such as fair value utilized by the company’s private equity offering. This investment was recorded at adjusted cost as of December 31, 2010.

The table below includes a rollforward of the Company’s contingent consideration under ASC 805 for the years ended December 31:

	2010	2009

Beginning balance	$3,344	$—
Acquisitions(1)	491	3,344
Acquisition related liabilities adjustment(1)	(544)	—
Accretion on acquisition related liabilities	46	—

Ending balance	$3,337	$3,344

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

(1)	Under ASC 805, contingent consideration is recognized at fair value at the end of each reporting period for acquisitions after January 1, 2009. The Company records the initial recognition of the fair value of contingent consideration in acquisition related liabilities on the consolidated balance sheet. Subsequent changes in the fair value of contingent consideration is recorded in the statement of operations. See Note. 10 for further information regarding the acquisition related liability adjustment associated with TierMed Systems, LLC recorded during the year ended December 31, 2010.

8.	Fixed Assets

The following is a summary of fixed assets as of December 31:

			Accumulated
			Depreciation and
	Useful Life	Cost	Amortization	Net

2010
Furniture and office equipment	3-10 years	$116,228	$(84,465)	$31,763
Leasehold improvements	Lease term	31,420	(14,653)	16,767
Purchased software	3 years	52,115	(40,216)	11,899
Software development costs	3 years	100,376	(69,773)	30,603
Leased equipment	3-4 years	18,362	(15,985)	2,377

Total fixed assets		$318,501	$(225,092)	$93,409

2009
Furniture and office equipment	3-10 years	$101,067	$(72,434)	$28,633
Leasehold improvements	Lease term	28,065	(12,019)	16,046
Purchased software	3 years	45,214	(33,306)	11,908
Software development costs	3 years	86,324	(59,018)	27,306
Leased equipment	3-4 years	18,370	(13,098)	5,272

Total fixed assets		$279,040	$(189,875)	$89,165

Consolidated depreciation and amortization of fixed assets for the years ended December 31, 2010, 2009 and 2008, were $40,728, $38,578 and $35,317, of which $10,755, $9,394 and $10,091 were related to amortization of software development costs, respectively. Leased equipment includes amounts held under capital leases for automobiles, computer software and computer equipment.

9.	Goodwill and Intangible Assets:

Goodwill represents the excess of acquisition costs over the fair value of tangible net assets and identifiable intangible assets of the businesses acquired. Goodwill and intangible assets deemed to have indefinite lives are not amortized. Intangible assets determined to have finite lives are amortized over their useful lives. The Company completed the required annual impairment test as of June 30, 2010, 2009 and 2008, which resulted in no impairment of goodwill.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following is a summary of the change in goodwill from December 31, 2008 through December 31, 2010, both in total and as allocated to the Company’s operating segments:

	Risk	Decision
	Assessment	Analytics	Total

Goodwill at December 31, 2008(1)	$27,908	$419,464	$447,372
Current year acquisitions	—	49,776	49,776
Finalization of acquisition related liabilities	—	(4,300)	(4,300)
Purchase accounting reclassifications	—	(2,600)	(2,600)
Acquisition related escrow funding	—	400	400
Finalization of acquisition related escrows		181	181

Goodwill at December 31, 2009(1)	$27,908	$462,921	$490,829

Current year acquisitions	—	115,414	115,414
Accrual of acquisition related liabilities	—	3,500	3,500
Purchase accounting reclassifications	—	(51)	(51)
Acquisition related escrow funding	—	15,980	15,980
Finalization of acquisition related escrows	—	6,996	6,996

Goodwill at December 31, 2010(1)	$27,908	$604,760	$632,668

(1)	These balances are net of accumulated impairment charges of $3,244 that occurred prior to the periods included within the consolidated financial statements.

The Company finalized the purchase accounting for the acquisition of D2 Hawkeye, Inc. (“D2”) in the first quarter of 2010, and there have been no adjustments since December 31, 2009. The Company finalized the purchase accounting for the acquisitions of TierMed Systems, LLC (“TierMed”) and Enabl-u Technology Corporation as of December 31, 2010, which resulted in a decrease in goodwill of $51, an increase in current liabilities of $1,047 and an increase in intangible assets of $1,098. The Company finalized the purchase accounting for the acquisition of Strategic Analytics, Inc. (“SA”), which resulted in an increase in goodwill of $882 and adjustments to intangible assets, current assets, current liabilities, and deferred tax liabilities. The impact of these adjustments on the consolidated statement of operations is immaterial.

The finalization of the purchase accounting, excluding the final resolution of indemnity escrows and contingent consideration, for the acquisition of AER during the third quarter of 2009 resulted in an increase in intangible assets of $3,203, an increase in deferred tax liabilities of $885, a decrease in accounts payable and accrued expenses of $282, and a corresponding decrease to goodwill of $2,600.

The Company recorded an acquisition related liability of $67,200 for the Xactware acquisition as of December 31, 2008. The Company recorded a reduction of $4,300 to goodwill and acquisition related liabilities as of March 31, 2009. In May 2009, the Company finalized the Xactware acquisition contingent liability and made a payment of $62,900. In May 2009, the Company also paid the NIA Consulting, LTD (“NIA”) acquisition contingent liability of $15,200, which was also included in acquisition related liabilities as of December 31, 2008.

VERISK ANALYTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The Company’s intangible assets and related accumulated amortization consisted of the following:

	Weighted
	Average		Accumulated
	Useful Life	Cost	Amortization	Net

December 31, 2010
Technology-based	7 years	$210,212	$(136,616)	$73,596
Marketing-related	5 years	40,882	(28,870)	12,012
Contract-based	6 years	6,555	(6,287)	268
Customer-related	13 years	145,567	(31,214)	114,353

Total intangible assets		$403,216	$(202,987)	$200,229

December 31, 2009
Technology-based	6 years	$174,973	$(117,986)	$56,987
Marketing-related	4 years	35,104	(24,690)	10,414
Contract-based	6 years	6,555	(6,092)	463
Customer-related	12 years	67,534	(26,872)	40,662

Total intangible assets		$284,166	$(175,640)	$108,526

Consolidated amortization expense related to intangible assets for the years ended December 31, 2010, 2009 and 2008, was approximately $27,398, $32,621 and $29,555, respectively. Estimated amortization expense in future periods through 2016 and thereafter for intangible assets subject to amortization is as follows:

Year	Amount

2011	$30,896
2012	27,551
2013	22,038
2014	14,911
2015	14,724
2016 and Thereafter	90,109

Total	$200,229

10.	Acquisitions:

2010 Acquisitions

On December 16, 2010, the Company acquired 100% of the stock of 3E Company (“3E”), a global source for a comprehensive suite of environmental health and safety compliance solutions for a net cash purchase price of approximately $99,603 and funded $7,730 of indemnity escrows. Within the Company’s Decision Analytics segment, 3E overlaps the customer sets served by the other supply chain risk management solutions and helps the Company’s customers across a variety of vertical markets address their environmental health and safety issues.

On December 14, 2010, the Company acquired 100% of the stock of Crowe Paradis Services Corporation (“CP”), a provider of claims analysis and compliance solutions to the P&C insurance industry for a net cash purchase price of approximately $83,589 and funded $6,750 of indemnity escrows. Within the Company’s Decision Analytics segment, CP offers solutions for complying with the Medicare Secondary Payer Act, provides services to P&C insurance companies, third-party administrators and self-insured companies, which the Company believes further enhances the solution it currently offers.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

On February 26, 2010, the Company acquired 100% of the stock of SA, a provider of credit risk and capital management solutions to consumer and mortgage lenders, for a net cash purchase price of approximately $6,386 and the Company funded $1,500 of indemnity escrows. Within the Decision Analytics segment, the Company believes SA’ solutions and application set will allow customers to take advantage of state-of-the-art loss forecasting, stress testing, and economic capital requirement tools to better understand and forecast the risk associated within their credit portfolios.

The preliminary allocation of purchase price resulted in the following:

	SA	CP	3E	Total

Accounts receivable	$832	$2,694	$9,691	$13,217
Current assets	55	517	1,820	2,392
Fixed assets	159	1,962	2,123	4,244
Intangible assets	4,993	57,194	55,838	118,025
Goodwill	4,006	51,727	75,661	131,394
Other assets	1,500	6,750	7,963	16,213

Total assets acquired	11,545	120,844	153,096	285,485
Deferred income taxes	810	20,257	15,470	36,537
Current liabilities	853	2,165	22,163	25,181
Other liabilities	1,996	8,083	8,130	18,209

Total liabilities assumed	3,659	30,505	45,763	79,927

Net assets acquired	$7,886	$90,339	$107,333	$205,558

Other liabilities consist of $15,950 of payments due to the sellers, assuming no pre-acquisition indemnity claims arise subsequent to the acquisition dates through December 31, 2012, March 31, 2012 and March 31, 2012 for SA, 3E and CP, respectively, which was funded into escrow at the close. This balance also consists of $1,283 and $485 of noncurrent deferred rent and unrecognized tax benefits, respectively. The remaining balance consists of contingent consideration of $491, which was estimated as of the acquisition date by averaging the probability of achieving the specific predetermined EBITDA (as defined in Note. 18) of SA and revenue targets, which could result in a payment ranging from $0 to $18,000 for the fiscal year ending December 31, 2011. The terms of the contingent consideration include a range that allows the sellers to benefit from the potential growth of SA; however, the amount recorded as of the purchase allocation date represents management’s best estimate based on the prior financial results as well as management’s current best estimate of the future growth of revenue and EBITDA. Subsequent changes in the fair value of contingent consideration are recorded in operating income in the statement of operations. The goodwill associated with these acquisitions is not deductible for tax purposes. Included within the consolidated statements of operations for the year ended December 31, 2010 are revenues of $6,087 and an operating loss of $2,259, associated with these acquisitions. For the year ended December 31, 2010, the Company incurred legal expenses related to these acquisitions of $1,070 included within “Selling, general and administrative” expenses in the accompanying consolidated statements of operations.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The amounts assigned to intangible assets by type for current year acquisitions are summarized in the table below:

	Weighted
	Average
	Useful Life	SA	CP	3E	Total

Technology-based	10 years	$2,143	$19,489	$13,541	$35,173
Marketing-related	10 years	678	2,634	1,934	5,246
Customer-related	15 years	2,172	35,071	40,363	77,606

Total intangible assets	13 years	$4,993	$57,194	$55,838	$118,025

2009 Acquisitions

On October 30, 2009, the Company acquired the net assets of Enabl-u, a privately owned provider of data management, training and communication solutions to companies with regional, national or global work forces, for a net cash purchase price of $2,502 and the Company funded $136 of indemnity escrows and $100 of contingency escrows. The Company believes this acquisition will enhance the Company’s ability to provide solutions for customers to measure loss prevention and improve asset management through the use of software and software services.

On July 24, 2009, the Company acquired the net assets of TierMed, a privately owned provider of Healthcare Effectiveness Data and Information Set (“HEDIS”) solutions to healthcare organizations that have HEDIS or quality-reporting needs, for a net cash purchase price of $7,230 and the Company funded $400 of indemnity escrows. The Company believes this acquisition will enhance the Company’s ability to provide solutions for customers to measure and improve healthcare quality and financial performance through the use of software and software services.

On January 14, 2009, the Company acquired 100% of the stock of D2, a privately owned provider of data mining, decision support, clinical quality analysis, and risk analysis tools for the healthcare industry, for a net cash purchase price of $51,618 and the Company funded $7,000 of indemnity escrows. The Company believes this acquisition will enhance the Company’s position in the healthcare analytics and predictive modeling market by providing new market, cross-sell, and diversification opportunities for the Company’s expanding healthcare solutions.

The total net cash purchase price of these three acquisitions was $61,350 and the Company funded $7,636 of escrows, of which $7,000 and $236 is currently included in “Other current assets” and “Other assets,” respectively, in the accompanying consolidated balance sheets. The allocation of purchase price, including working capital adjustments, resulted in accounts receivable of $4,435, current assets of $573, fixed assets of $2,387, finite lived intangible assets with no residual value of $25,265, goodwill of $49,776, current liabilities of $4,879, other liabilities of $10,479, and deferred tax liabilities of $5,728. Other liabilities consist of a $7,236 payment due to the sellers of D2 and Enabl-u at the conclusion of the escrows funded at close, assuming no pre-acquisition indemnity claims arise subsequent to the acquisition date, and $3,344 of contingent consideration, which was estimated as of the acquisition date by averaging the probability of achieving each of the specific predetermined EBITDA and revenue targets, which could result in a payment ranging from $0 to $65,700 for the fiscal year ending December 31, 2011 for D2. There was no payment for the fiscal year ending December 31, 2010 for TierMed. Under ASC 805, contingent consideration is recognized at fair value at the end of each reporting period. Subsequent changes in the fair value of contingent consideration is recorded in the statement of operations. For the year ended December 31, 2009, the Company incurred legal expenses related to these acquisitions of $799 included within “Selling, general and administrative” expenses in the accompanying consolidated statements of operations.

VERISK ANALYTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The amounts assigned to intangible assets by type for prior year acquisitions are summarized in the table below:

	Weighted Average
	Useful Life	Total

Technology-based	12 years	$9,282
Marketing-related	5 years	4,698
Customer-related	8 years	11,285

Total intangible assets	9 years	$25,265

The allocation of the purchase price to intangible assets, goodwill, accrued liabilities, and the determination of an ASC 740-10-25, Accounting for Uncertainty in Income Taxes (“ASC 740-10-25”), liability is subject to revisions, which may have a material impact on the consolidated financial statements. As the values of such assets and liabilities were preliminary in nature in 2009, they were subject to adjustment as additional information was obtained about the facts and circumstances that existed as of the acquisition date. In accordance with ASC 805, the allocation of the purchase price will be finalized once all information is obtained, but not to exceed one year from the acquisition date. The value of goodwill associated with these acquisitions is currently included within the Decision Analytics segment. The goodwill for the D2 acquisition is not deductible for tax purposes. The goodwill for the TierMed and Enabl-u acquisitions are expected to be deductible for tax purposes over fifteen years. Included within the consolidated statements of operations for the year ended December 31, 2009 are revenues of $18,681 and an operating loss of $3,817, associated with these acquisitions.

2008 Acquisitions

In 2008, the Company acquired two entities for an aggregate cash purchase price of approximately $19,270 and funded indemnity escrows totaling $1,500. At December 31, 2009, these escrows have been included in “Other current assets” in the accompanying consolidated balance sheets. These acquisitions were accounted for under the purchase method. Accordingly, the purchase price, excluding indemnification escrows, was allocated to assets acquired based on their estimated fair values as of the acquisition dates. Each entity’s operating results have been included in the Company’s consolidated results from the respective dates of acquisition. A description of the two entities purchased in 2008 is as follows:

On November 20, 2008, the Company acquired 100% of the stock of AER. The purchase includes a contingent payment provision subject to the achievement of certain predetermined financial results for the years ended 2010 and 2011. The acquisition of AER further enhances the Company’s environmental and scientific research and predictive modeling. Excluding the final resolution of indemnity escrows and contingent consideration, the Company finalized the purchase accounting for AER during the third quarter of 2009, which resulted in an increase in intangible assets of $3,203, an increase in deferred tax liabilities of $885, a decrease in accounts payable and accrued expenses of $282, and a corresponding decrease to goodwill of $2,600.

On November 14, 2008, the Company acquired the net assets of ZAIO’s two divisions, United Systems Software Company and Day One Technology. The assets associated with this acquisition further enhance the capability of the Company’s appraisal software offerings. The purchase allocation related to this acquisition was finalized as of December 31, 2008.

Acquisition Contingent Payments

Based on the results of operations of Atmospheric and Environmental Research, Inc. (“AER”), which was acquired in 2008, the Company recorded an increase of $3,500 to acquisition related liabilities and goodwill during the year ended December 31, 2010. AER was acquired in 2008 and therefore, accounted for under the transition provisions of FASB No. 141 (Revised), Business Combinations (“FAS No. 141(R)”). As

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

such, any adjustments to contingent consideration are recorded to goodwill until the final resolution has occurred.

During the third quarter of 2010, the Company reevaluated the probability of TierMed achieving the specific predetermined EBITDA and revenue targets and reversed its contingent consideration related to this acquisition. This revaluation resulted in a reduction of $544 to contingent consideration and an increase of $544 to “Acquisition related liabilities adjustment” in the accompanying consolidated statements of operations during the year ended December 31, 2010. The sellers of TierMed will not receive any acquisition contingent payments.

A condition of the additional payments for certain of the acquisitions is the continued employment of key employees resulting in the treatment of such additional payments as compensation expense. There were no scheduled acquisition contingent payments for which the condition of continuing employment was required for the years ended December 31, 2010 or 2009. Compensation expense related to earnout payments for the year ended December 31, 2008 was $300.

Acquisition Escrows

Pursuant to the related acquisition agreements, the Company has funded various escrow accounts to satisfy pre-acquisition indemnity and tax claims arising subsequent to the acquisition date, as well as a portion of the contingent payments. At December 31, 2010 and 2009, the current portion of the escrows amounted to $6,167 and $20,142, respectively, and has been included in “Other current assets” in the accompanying consolidated balance sheets. During the year ended December 31, 2010, the Company released $13,931 of escrows to sellers primarily related to the D2 and Xactware, Inc. (“Xactware”) acquisitions. In accordance with ASC 805, the escrow related to the D2 acquisition was recorded within goodwill at the time of acquisition, as that escrow was expected to be released to the sellers. The release of $6,935 related to D2 was recorded as a reduction of other current assets and a corresponding reduction in accounts payable and accrued liabilities. Xactware was acquired in 2006 and therefore, accounted for under the transition provisions of FAS No. 141(R). As such, the release of $4,996 related to Xactware was recorded as a reduction of other current assets and a corresponding increase in goodwill. At December 31, 2010 and 2009, the noncurrent portion of the escrows amounted to $15,953 and $236, respectively.

11.	Income Taxes:

The components of the provision for income taxes for the years ended December 31 is as follows:

	2010	2009	2008

Current:
Federal and foreign	$126,075	$98,886	$93,522
State and local	24,651	26,603	12,358

	$150,726	$125,489	$105,880

Deferred:
Federal and foreign	$7,933	$11,603	$9,789
State and local	5,439	899	5,002

	$13,372	$12,502	$14,791

Provision for income taxes	$164,098	$137,991	$120,671

VERISK ANALYTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The reconciliation between the Company’s effective tax rate on income from continuing operations and the statutory tax rate is as follows for the years ended December 31:

	2010	2009	2008

Federal statutory rate	35.0%	35.0%	35.0%
State and local taxes, net of federal tax benefit	4.8%	6.9%	5.0%
Non-deductible KSOP expenses	1.0%	9.8%	2.7%
Other	(0.4)%	0.5%	0.6%

Effective tax rate for continuing operations	40.4%	52.2%	43.3%

The decrease in the effective tax rate in 2010 compared to 2009 was due to the non-recurring, non-cash costs associated with the accelerated ESOP allocation and certain IPO related costs that are not deductible.

The tax effects of significant items comprising the Company’s deferred tax assets as of December 31 is as follows:

	2010	2009

Deferred income tax asset:
Employee wages, pensions and other benefits	$75,064	$74,986
Deferred revenue adjustment	3,505	3,243
Deferred rent adjustment	5,324	4,481
Net operating loss carryover	2,573	3,085
State tax adjustments	7,722	7,134
Capital and other unrealized losses	4,437	4,611
Other	5,047	4,877

Total	103,672	102,417
Less valuation allowance	(1,485)	(2,110)

Deferred income tax asset	102,187	100,307
Deferred income tax liability:
Depreciation and amortization	(73,105)	(28,558)
Other	(3,522)	(1,087)

Deferred income tax liability	(76,627)	(29,645)

Deferred income taxes, net	$25,560	$70,662

The deferred income tax asset and liability has been classified in “Deferred income taxes, net” in the accompanying consolidated balance sheets as of December 31, as follows:

	2010	2009

Current deferred income tax asset, net	$3,681	$4,405
Non-current deferred income tax asset, net	21,879	66,257

Deferred income taxes, net	$25,560	$70,662

As a result of certain realization requirements of ASC 718, the table of net deferred tax assets shown above does not include certain deferred tax assets that arose directly from tax deductions related to equity compensation in excess of compensation recognized for financial reporting. Equity will increase by $3,846 if

VERISK ANALYTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

and when such deferred tax assets are ultimately realized. The Company uses tax law ordering for purposes of determining when excess tax benefits have been realized.

In March 2010, the Patient Protection and Affordable Care Act was signed into law. The federal government currently provides a subsidy on a tax free basis to Companies that provide certain retiree prescription drug benefits (Medicare Part D Subsidy). As a result of a change in taxability of the federal subsidy, the Company recorded a non-cash income tax charge and a decrease to the deferred tax asset of $2,362.

As of December 31, 2010 deferred tax liabilities in the amount of $810, $20,257 and $15,470 were recorded in connection with the acquisitions of SA, CP and 3E, respectively. As of December 31, 2009, a deferred tax liability in the amount of $5,728 was recorded in connection with the acquisition of D2. Excluding the final resolution of indemnity escrows and contingent considerations, the Company finalized the purchase accounting for D2 during the first quarter of 2010, with no changes to deferred taxes since December 31, 2009.

The ultimate realization of the deferred tax assets depends on the Company’s ability to generate sufficient taxable income in the future.

The Company has provided for a valuation allowance against the deferred tax asset associated with the capital loss carryforwards expiring in 2012 and the net operating losses of certain foreign subsidiaries in Germany and Israel. The Company’s net operating loss carryforwards expire as follows:

Years	Amount

2011-2018	$44,973
2019-2023	436
2024-2030	15,396

$60,805

A valuation allowance has been established based on management’s evaluation of the likelihood of utilizing the capital loss carryforwards and foreign net operating losses before they expire. Management has determined that the generation of future German and Israeli taxable income to fully realize the deferred tax assets is uncertain. Therefore, a full valuation allowance for Israel and a partial valuation allowance for Germany have been established. Other than these items, management has determined, based on the Company’s historical operating performance, that taxable income of the Company will more likely than not be sufficient to fully realize the deferred tax assets.

In general, it is the practice of the Company to permanently reinvest the undistributed earnings of its foreign subsidiaries in those operations. As of December 31, 2010 the Company has not made a provision for U.S. or additional foreign withholdings taxes on approximately $4,440 of the unremitted earnings. Generally, such amounts become subject to U.S. taxation upon the remittance of dividends and under other certain circumstances. It is not practicable to estimate the amount of deferred tax liability related to investments in its foreign subsidiaries.

The Company follows ASC 740-10, which prescribes a comprehensive model for the financial statement recognition, measurement, presentation and disclosure of uncertain tax positions taken or expected to be taken in income tax returns. For each tax position, the Company must determine whether it is more likely than not that the position will be sustained upon examination based on the technical merits of the position, including resolution of any related appeals or litigation. A tax position that meets the more likely than not recognition threshold is then measured to determine the amount of benefit to recognize within the

VERISK ANALYTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

financial statements. No benefits may be recognized for tax positions that do not meet the more likely than not threshold. A reconciliation of the beginning and ending amount of unrecognized tax benefit is as follows:

	2010	2009	2008

Unrecognized tax benefit at January 1	$27,322	$31,659	$32,030
Gross increase in tax positions in prior period	492	1,317	5,958
Gross decrease in tax positions in prior period	(2,547)	(3,508)	(3,548)
Gross increase in tax positions in current period	1,773	2,052	4,454
Gross increase in tax positions from stock acquisitions	392	—	—
Settlements	(536)	(2,143)	(3,240)
Lapse of statute of limitations	(3,816)	(2,055)	(3,995)

Unrecognized tax benefit at December 31	$23,080	$27,322	$31,659

Of the total unrecognized tax benefits at December 31, 2010, 2009 and 2008, $14,770, $15,644 and $18,575, respectively, represent the amount that, if recognized, would have a favorable effect on the Company’s effective tax rate in any future periods.

The total gross amount of accrued interest and penalties at December 31, 2010, 2009 and 2008 was $7,753, $7,384 and $8,116, respectively. The Company’s practice is to recognize interest and penalties associated with income taxes as a component of “Provision for income taxes” in the accompanying consolidated statements of operations.

The Company does not expect a significant increase in unrecognized benefits related to state tax exposures within the coming year. In addition, the Company believes that it is reasonably possible that approximately $4,934 of its currently remaining unrecognized tax positions, each of which is individually insignificant, may be recognized by the end of 2011 as a result of a combination of audit settlements and lapses of statute of limitations, net of additional uncertain tax positions.

The Company is subject to tax in the U.S. and in various state and foreign jurisdictions. The Company joined by its domestic subsidiaries, files a consolidated income tax return for the Federal income tax purposes. With few exceptions, the Company is no longer subject to U.S. federal, state and local or non-U.S. income tax examinations by tax authorities for tax years before 2007. In Massachusetts, the Company is being audited for the years 2003 through 2008 with a statute extension to June 30, 2011. In New York, the Company is being audited for the years 2003 through 2006 with a statute extension to June 17, 2011. The Internal Revenue Service completed an audit for the period 2006 through 2007 and have commenced an audit for the 2008 period. The Company does not expect that the results of these examinations will have a material effect on its financial position or results of operations.

VERISK ANALYTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

12.	Composition of Certain Financial Statement Captions:

The following tables present the components of “Other current assets,” “Accounts payable and accrued liabilities” and “Other liabilities” at December 31:

	2010	2009

Other current assets:
Acquisition related escrows	$6,167	$20,142
Other current assets	899	1,514

Total other current assets	$7,066	$21,656

Accounts payable and accrued liabilities:
Accrued salaries, benefits and other related costs	$60,013	$56,114
Other current liabilities	51,982	45,287

Total accounts payable and accrued liabilities	$111,995	$101,401

Other liabilities:
Unrecognized tax benefits	$30,833	$34,706
Deferred rent	14,292	12,244
Other liabilities	45,088	30,010

Total other liabilities	$90,213	$76,960

13.	Debt:

The following table presents short-term and long-term debt by issuance:

	Issuance	Maturity	December 31,	December 31,
	Date	Date	2010	2009

Short-term debt and current portion of long-term debt:
Syndicated revolving credit facility	12/29/2010	1/31/2011	$40,000	$—
Syndicated revolving credit facility	12/29/2010	1/31/2011	15,000	—
Syndicated revolving credit facility	12/13/2010	2/14/2011	40,000	—
Syndicated revolving credit facility	12/13/2010	3/14/2011	30,000	—
Syndicated revolving credit facility	12/15/2010	3/15/2011	130,000	—
Syndicated revolving credit facility	12/13/2010	6/13/2011	55,000	—
Syndicated revolving credit facility	12/16/2009	1/19/2010	—	10,000
Syndicated revolving credit facility	12/23/2009	1/25/2010	—	50,000
Prudential senior notes:
4.60% Series E senior notes	6/14/2005	6/13/2011	50,000	—
6.00% Series F senior notes	8/8/2006	8/8/2011	25,000	—
Principal senior notes:
6.03% Series A senior notes	8/8/2006	8/8/2011	50,000	—
Capital lease obligations	Various	Various	2,429	5,488
Other	Various	Various	288	1,172

Short-term debt and current portion of long-term debt			$437,717	$66,660

VERISK ANALYTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

	Issuance	Maturity	December 31,	December 31,
	Date	Date	2010	2009

Long-term debt:
Prudential senior notes:
4.60% Series E senior notes	6/14/2005	6/13/2011	$—	$50,000
6.00% Series F senior notes	8/8/2006	8/8/2011	—	25,000
6.13% Series G senior notes	8/8/2006	8/8/2013	75,000	75,000
5.84% Series H senior notes	10/26/2007	10/26/2013	17,500	17,500
5.84% Series H senior notes	10/26/2007	10/26/2015	17,500	17,500
6.28% Series I senior notes	4/29/2008	4/29/2013	15,000	15,000
6.28% Series I senior notes	4/29/2008	4/29/2015	85,000	85,000
6.85% Series J senior notes	6/15/2009	6/15/2016	50,000	50,000
Principal senior notes:
6.03% Series A senior notes	8/8/2006	8/8/2011	—	50,000
6.16% Series B senior notes	8/8/2006	8/8/2013	25,000	25,000
New York Life senior notes:
5.87% Series A senior notes	10/26/2007	10/26/2013	17,500	17,500
5.87% Series A senior notes	10/26/2007	10/26/2015	17,500	17,500
6.35% Series B senior notes	4/29/2008	4/29/2015	50,000	50,000
Aviva Investors North America:
6.46% Series A senior notes	4/27/2009	4/27/2013	30,000	30,000
Other obligations:
Capital lease obligations	Various	Various	1,628	2,094
Other	Various	Various	198	415

Long-term debt			$401,826	$527,509

Total debt			$839,543	$594,169

Accrued interest associated with the Company’s outstanding debt obligations was $4,583 and $4,371 as of December 31, 2010 and 2009, respectively, and included in “Accounts payable and accrued liabilities” within the accompanying consolidated balance sheets. Consolidated interest expense associated with the Company’s outstanding debt obligations was $33,045, $35,021 and $30,863 for the years ended December 31, 2010, 2009 and 2008, respectively.

Prudential Master Shelf Agreement

On June 13, 2003, the Company authorized the issuance of senior promissory notes (“Prudential Shelf Notes”) under an uncommitted master shelf agreement with Prudential Capital Group (“Prudential”) in the aggregate principal amount of $200,000. On February 1, 2005, the Company amended the shelf agreement to increase the authorization of additional senior promissory notes in the aggregate principal amount by $150,000. On February 28, 2007, the Company amended the shelf agreement to increase the authorization of additional senior promissory notes in the aggregate principal amount by $100,000. On August 30, 2010, the Company amended the Prudential Master Shelf Agreement to extend the maturity of the agreement through August 30, 2013. Prudential Shelf Notes may be issued and sold until the earliest of (i) August 30, 2013; (ii) the thirtieth day after receiving written notice to terminate; or (iii) the last closing day after which there is no remaining facility available. The Prudential Shelf Notes’ agreement is uncommitted and interest is payable at a fixed rate or variable floating rate. Fixed rate Prudential Shelf Notes are subject to final maturities not to exceed ten years and, in the case of floating rate Prudential Shelf Notes, not to exceed five years. The net

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

proceeds from the notes were utilized to repurchase Class B Company stock, to repay certain maturing notes and revolving credit facilities and to fund acquisitions. Interest on the notes is payable quarterly.

As of December 31, 2010 and 2009, the Company had long-term debt outstanding of $335,000 under this agreement. The Prudential Shelf Notes contain covenants that, among other things, require the Company to maintain certain leverage and interest coverage ratios.

Principal Master Shelf Agreement

On July 10, 2006, the Company authorized the issuance of senior promissory notes (“Principal Shelf Notes”) under an uncommitted master shelf agreement with Principal Global Investors, LLC (“Principal”) in the aggregate principal amount of $75,000. The net proceeds from the notes issued were utilized to fund acquisitions. Interest on the notes is payable quarterly. The Principal Master Shelf Agreement expired on July 10, 2009. The Company did not extend this agreement.

As of December 31, 2010 and 2009, $75,000 was outstanding under this agreement. The Principal Shelf Notes contain covenants that, among other things, require the Company to maintain certain leverage and fixed charge ratios.

New York Life Master Shelf Agreement

On March 16, 2007, the Company authorized the issuance of senior promissory notes (“New York Life Shelf Notes”) under an uncommitted master shelf agreement with New York Life in the aggregate principal amount of $100,000. On March 16, 2010, the Company amended the New York Life Master Shelf Agreement to increase the authorization of additional senior promissory notes by $15,000, from $100,000 to $115,000, and to extend the maturity of the agreement through March 16, 2013. New York Life Shelf Notes may be issued and sold until the earliest of (i) March 16, 2013; (ii) the thirtieth day after receiving written notice to terminate; or (iii) the last closing day after which there is no remaining facility available. Interest is payable at a fixed rate or variable floating rate. Fixed rate New York Life Shelf Notes are subject to final maturities not to exceed ten years and, in the case of floating rate Shelf Notes, not to exceed five years. The New York Life Shelf Notes are uncommitted with fees in the amount equal to 0.125% of the aggregate principal amount for subsequent issuances. The net proceeds from the notes issued were utilized to fund acquisitions. Interest on the notes is payable quarterly.

As of December 31, 2010 and 2009, $85,000 was outstanding under this agreement. The New York Life Shelf Notes contain covenants that, among other things, require the Company to maintain certain leverage and fixed charge ratios.

Aviva Master Shelf Agreement

On December 10, 2008, the Company entered into a $50,000 uncommitted master shelf agreement with Aviva Investors North America, Inc. (“Aviva”). Aviva shelf notes may be issued and sold until the earliest of (i) December 10, 2011; (ii) the thirtieth day after receiving written notice to terminate; or (iii) the last closing day after which there is no remaining facility available. The Aviva master shelf is uncommitted with fees in the amount equal to 0.125% of the aggregate principal amount for subsequent issuances. The interest rate will be determined at the time of the borrowing. On April 27, 2009, the Company issued Series A senior promissory notes under the uncommitted master shelf agreement with Aviva in the aggregate principal amount of $30,000 due April 27, 2013. Interest is payable quarterly at a fixed rate of 6.46%.

As of December 31, 2010 and 2009, $30,000 were outstanding under this agreement. The Aviva master shelf agreement contains certain covenants that, among other things, require the Company to maintain certain leverage and fixed charge ratios.

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Syndicated Revolving Credit Facility

On July 2, 2009, the Company entered into a $300,000 syndicated revolving credit facility with Bank of America, N.A., JPMorgan Chase, N.A., Morgan Stanley Bank, N.A., and Wells Fargo Bank, N.A., which matures on July 2, 2012. Interest is payable at maturity at a rate to be determined at the time of borrowing. On August 21, 2009, PNC Bank, N.A., Sovereign Bank, RBS Citizens, N.A., and SunTrust Bank joined the syndicated revolving credit facility increasing the availability to $420,000. This facility is committed with a one-time fee of $4,510, which will be amortized over a three year period.

On September 10, 2010, the Company amended its syndicated revolving credit facility to increase the capacity by $155,000 to $575,000, to extend the maturity of the syndicated revolving credit facility to September 10, 2014 and to modify certain restrictions. The Company paid a one-time fee of $1,781, which will be amortized over a four-year period, consistent with the remaining life of the credit facility, reduced the ongoing unused facility fees from 0.375% to 0.200% and reduced the borrowing rate from LIBOR plus 2.50% to LIBOR plus 1.75%. As of December 31, 2010 and 2009, the Company had $310,000 and $60,000 outstanding under this agreement. As of December 31, 2010 and 2009, the interest on the outstanding borrowings under the syndicated revolving credit facility is payable at a weighted average interest rate of 2.10% and 2.73%, respectively.

Debt Maturities

The following table reflects the Company’s debt maturities:

Year	Amount

2011	$437,717
2012	$1,211
2013	$180,511
2014	$103
2015	$170,001
2016 and thereafter	$50,000

14.	Redeemable Common Stock:

Prior to the corporate reorganization on October 6, 2009, the Company followed ASC 480-10-S99-1, Presentation in Financial Statements of Preferred Redeemable Stock (“ASC 480-10-S99-1”). ASC 480-10-S99-1 required the Company to record ISO Class A common stock and vested stock options at full redemption value at each balance sheet date as the redemption of these securities was not solely within the control of the Company. Subsequent changes to the redemption value of the securities was charged first to retained earnings; once retained earnings was depleted, then to additional paid-in-capital, and if additional paid-in-capital was also depleted, then to accumulated deficit. Redemption value for the ISO Class A stock was determined quarterly on or about the final day of the quarter for purposes of the KSOP. Prior to September 30, 2009, the valuation methodology was based on a variety of qualitative and quantitative factors including the nature of the business and history of the enterprise, the economic outlook in general and the condition of the specific industries in which the Company operates, the financial condition of the business, the Company’s ability to generate free cash flow, and goodwill or other intangible asset value. This determination of the fair market value employed both a comparable public company analysis, which examines the valuation multiples of companies deemed comparable, in whole or in part, to the Company, and a discounted cash flow analysis that determined a present value of the projected future cash flows of the business. The Company regularly assessed the underlying assumptions used in the valuation methodologies. As a result, the Company had utilized this quarterly fair value for all its ISO Class A redeemable common stock transactions, as required by terms of the KSOP and the Option Plan. The fourth quarter 2008 valuation was finalized on December 31, 2008, which resulted in a fair value per share of $15.56. The fair value calculated for the

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

second quarter 2009 was $17.78 per share and was used for all ISO Class A stock transactions for the three months ended September 30, 2009. At September 30, 2009, the Company’s fair value per share used was determined based on the subsequent observable IPO price of $22.00 on October 7, 2009. The use of the IPO price rather than the valuation methodology described above was based on the short period of time between September 30, 2009 and the IPO date.

In connection with the corporate reorganization on October 6, 2009, the Company is no longer obligated to redeem ISO Class A shares and is therefore no longer required to record the ISO Class A stock and vested stock options at redemption value under ASC 480-10-S99-1. The redemption value of the ISO Class A redeemable common stock and vested options at intrinsic value at October 6, 2009 and December 31, 2008 totaled $1,064,896 and $752,912, which includes $299,983 and $172,408, respectively, of aggregate intrinsic value of outstanding unexercised vested stock options. The reversal of the redeemable common stock balance is first applied against accumulated deficit; once the accumulated deficit is depleted, then to additional paid-in-capital up to the amount equal to the additional paid-in-capital of the Company as if ASC 480-10-S99-1 was never required to be adopted. Any remaining balance is credited to retained earnings. The reversal of the redeemable common stock of $1,064,896 on October 6, 2009 resulted in the elimination of accumulated deficit of $440,584, an increase of $30 to Class A common stock at par value, an increase of $624,282 to additional paid-in-capital, and a reclassification of the ISO Class A unearned common stock KSOP shares balance of $1,305 to unearned KSOP contributions. See Note 16 for further discussion.

During the years ended December 31, 2009 and 2008, 3,032,850 and 25,121,750 of ISO Class A shares were redeemed by the Company at a weighted average price of $16.18 and $17.28 per share, respectively. Included in ISO Class A repurchased shares were $805 and $19,734 for shares primarily utilized to satisfy minimum tax withholdings on options exercised during the years ended December 31, 2009 and 2008, respectively.

VERISK ANALYTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Additional information regarding the changes in redeemable common stock prior to the corporate reorganization effective October 6, 2009 is provided in the table below.

					Notes	Total
	ISO Class A Common Stock				Receivable	Redeemable
	Shares	Redemption	Unearned	Additional	from	Common
	Issued	Value	KSOP	Paid-in-Capital	Stockholders’	Stock

Balance, January 1, 2008	58,153,300	$1,217,942	$(4,129)	$—	$(42,625)	$1,171,188
Redemption of ISO Class A common stock	(25,121,750)	(434,044)	—	—	62,773	(371,271)
KSOP shares earned	—	—	756	21,518	—	22,274
Stock based compensation	—	—	—	9,881	—	9,881
Stock options exercised (including tax benefit of $26,099)	4,262,800	25,324	—	26,099	(20,148)	31,275
Other stock issuances	12,600	225	—	—	—	225
Decrease in redemption value of ISO Class A common stock	—	(56,535)	—	(57,498)	—	(114,033)

Balance, December 31, 2008	37,306,950	$752,912	$(3,373)	$—	$—	$749,539

Redemption of ISO Class A common stock	(3,032,850)	(49,066)	—	—	—	(49,066)
KSOP shares earned	—	—	2,068	73,272	—	75,340
Stock based compensation	—	—	—	8,526	—	8,526
Stock options exercised (including tax benefit of $1,723)	485,550	4,939	—	1,723	—	6,662
Other stock transactions	9,100	162	—	—	—	162
Increase in redemption value of ISO Class A common stock	—	355,949	—	(83,521)	—	272,428
Conversion of redeemable common stock upon corporate reorganization	(34,768,750)	(1,064,896)	1,305	—	—	(1,063,591)

Balance, December 31, 2009	—	$—	$—	$—	$—	$—

15.	Stockholders’ Deficit:

On November 18, 1996, the Company authorized 335,000,000 shares of ISO Class A redeemable common stock. Effective with the corporate reorganization on October 6, 2009, the ISO Class A redeemable common stock and all Verisk Class B shares sold into the IPO were converted to Verisk Class A common stock on a one-for-one basis. In addition, the Verisk Class A common stock authorized was increased to 1,200,000,000 shares. The Verisk Class A common shares have rights to any dividend declared by the board of directors, subject to any preferential or other rights of any outstanding preferred stock, and voting rights to elect eight of the eleven members of the board of directors. The eleventh seat on the board of directors is held by the CEO of the Company.

On November 18, 1996, the Company authorized 1,000,000,000 ISO Class B shares and issued 500,225,000 shares. On October 6, 2009, the Company completed a corporate reorganization whereby the ISO Class B common stock and treasury stock was converted to Verisk Class B common stock on a one-for-one

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

basis. All Verisk Class B shares sold into the IPO were converted to Verisk Class A common stock on a one-for-one basis. In addition, the Verisk Class B common stock authorized was reduced to 800,000,000 shares, sub-divided into 400,000,000 shares of Class B-1 and 400,000,000 of Class B-2. Each share of Class B-1 common stock shall convert automatically, without any action by the stockholder, into one share of Verisk Class A common stock on April 6, 2011. Each share of Class B-2 common stock shall convert automatically, without any action by the stockholder, into one share of Verisk Class A common stock on October 6, 2011. The Class B shares have the same rights as Verisk Class A shares with respect to dividends and economic ownership, but have voting rights to elect three of the eleven directors. The Company did not repurchase any Class B shares during the year ended December 31, 2009. The Company repurchased 483,500 ISO Class B shares at an average price of $10.34 during the year ended December 31, 2008.

On October 6, 2009, the Company authorized 80,000,000 shares of preferred stock, par value $0.001 per shares, in connection with the reorganization. The preferred shares have preferential rights over the Verisk Class A, Class B-1 and Class B-2 common shares with respect to dividends and net distribution upon liquidation. The Company did not issue any preferred shares from the reorganization date through December 31, 2010.

Treasury Stock

As of December 31, 2010, the Company’s treasury stock consisted of 7,111,202 Class A common stock, 186,102,482 Class B-1 common stock and 178,893,668 Class B-2 common stock. The Company’s Class B-1 and Class B-2 treasury stock will convert to Class A common stock consistent with the Class B-1 and Class B-2 common stock.

Share Repurchase Program

On April 29, 2010, the Company’s board of directors authorized a $150,000 share repurchase program of the Company’s common stock (the “Repurchase Program”). On October 19, 2010, the Company’s board of directors authorized an additional $150,000 of share repurchases under the Repurchase Program. Under the Repurchase Program, the Company may repurchase stock in the open market or as otherwise determined by the Company. The Company has no obligation to repurchase stock under this program and intends to use this authorization as a means of offsetting dilution from the issuance of shares under the KSOP, the Verisk Analytics, Inc. 2009 Equity Incentive Plan (the “Incentive Plan”) and the Insurance Services Office, Inc. 1996 Incentive Plan (the “Option Plan”). This authorization has no expiration date and may be suspended or terminated at any time. Repurchased shares will be recorded as treasury stock and will be available for future issuance as part of the Repurchase Program.

During the year ended December 31, 2010, 7,111,202 shares of Verisk Class A common stock were repurchased by the Company as part of this program at a weighted average price of $29.88 per share. The Company utilized borrowings from its syndicated revolving credit facility to fund these repurchases. As treasury stock purchases are recorded based on trade date, the Company has included $2,266 in “Accounts payable and accrued liabilities” in the accompanying consolidated balance sheets for those purchases that have not settled as of December 31, 2010. The Company had $87,488 available to repurchase shares under the Repurchase Program as of December 31, 2010.

The Company repurchased 7,583,532 and 374,718 Verisk Class B-1 and Class B-2 shares, respectively, at an average price of $26.3644 during the year ended December 31, 2010. These repurchases were separately authorized and did not affect the availability under the Repurchase Program.

Earnings Per Share

As disclosed in “Note 1 — Organization” on October 6, 2009 Verisk became the new parent holding company for ISO. In connection with the IPO, the stock of ISO was exchanged for the stock of Verisk on a one-for-one basis and Verisk effected a fifty-for-one stock split of its Verisk Class A and Class B common

VERISK ANALYTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

stock. As a result of the stock split, all share and per share data throughout this report has been adjusted to reflect a fifty-for-one stock split.

Basic earnings per common share is computed by dividing income available to common stockholders by the weighted average number of common shares outstanding during the period less the weighted average Employee Stock Ownership Plan (“ESOP”) shares of common stock that have not been committed to be released. The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding, using the treasury stock method, if the dilutive potential common shares, such as stock awards and stock options, had been issued.

The following is a reconciliation of the numerators and denominators of the basic and diluted EPS computations for the years ended December 31, 2010, 2009 and 2008:

	For the Year Ended
	December 31,	December 31,	December 31,
	2010	2009	2008

Numerator used in basic and diluted EPS:
Net income	$242,552	$126,614	$158,228

Denominator:
Weighted average number of common shares used in basic EPS	177,733,503	174,767,795	182,885,700
Effect of dilutive shares:
Potential Class A redeemable common stock issuable upon the exercise of stock options	8,661,459	7,397,866	7,346,000

Weighted average number of common shares and dilutive potential common shares used in diluted EPS	186,394,962	182,165,661	190,231,700

Basic EPS of Class A and Class B	$1.36	$0.72	$0.87

Diluted EPS of Class A and Class B	$1.30	$0.70	$0.83

The potential shares of common stock that were excluded from diluted EPS were 2,095,140, 9,054,022 and 5,091,350 for the years ended December 31, 2010, 2009 and 2008, respectively, because the effect of including these potential shares was antidilutive.

Accumulated Other Comprehensive Loss

The following is a summary of accumulated other comprehensive loss:

	December 31,	December 31,
	2010	2009

Unrealized gains on investments	$725	$526
Unrealized foreign currency losses	(792)	(683)
Pension and postretirement unfunded liability adjustment	(55,736)	(53,471)

Accumulated other comprehensive loss	$(55,803)	$(53,628)

VERISK ANALYTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The before tax and after tax amounts for these categories, and the related tax benefit/(expense) included in other comprehensive gain/(loss) are summarized below:

		Tax Benefit/
For the Year Ended December 31, 2010	Before Tax	(Expense)	After Tax

Unrealized holding gains on investments arising during the year	$340	$(141)	$199
Unrealized foreign currency loss	(109)	—	(109)
Pension and postretirement unfunded liability adjustment	(4,135)	1,870	(2,265)

Total other comprehensive loss	$(3,904)	$1,729	$(2,175)

For the Year Ended December 31, 2009
Unrealized holding gains on investments arising during the year	$563	$(231)	$332
Reclassification adjustment for amounts included in net income	386	(161)	225
Unrealized foreign currency gain	90	—	90
Pension and postretirement unfunded liability adjustment	43,050	(14,891)	28,159

Total other comprehensive gain	$44,089	$(15,283)	$28,806

For the Year Ended December 31, 2008
Unrealized holding losses on investments arising during the year	$(1,687)	$666	$(1,021)
Reclassification adjustment for amounts included in net income	2,325	(923)	1,402
Unrealized foreign currency loss	(927)	—	(927)
Pension and postretirement unfunded liability adjustment	(122,714)	49,525	(73,189)

Total other comprehensive loss	$(123,003)	$49,268	$(73,735)

16.  Compensation Plans:

KSOP

The Company has established the KSOP for the benefit of eligible employees in the U.S. and Puerto Rico. The KSOP includes both an employee savings component and an employee stock ownership component. The purpose of the combined plan is to enable the Company’s employees to participate in a tax-deferred savings arrangement under Code Sections 401(a) and 401(k), and to provide employee equity participation in the Company through the ESOP accounts.

Under the KSOP, eligible employees may make pre-tax and after-tax cash contributions as a percentage of their compensation, subject to certain limitations under the applicable provisions of the Code. The maximum pre-tax contribution that can be made to the 401(k) account as determined under the provisions of Code Section 401(g) is $17, $17 and $16 for 2010, 2009 and 2008, respectively. Certain eligible participants (age 50 and older) may contribute an additional $6, $6 and $5 on a pre-tax basis for 2010, 2009 and 2008, respectively. After-tax contributions are limited to 10% of a participant’s compensation. The Company provides quarterly matching contributions in Class A common stock. The quarterly matching contributions are equal to 75% of the first 6% of the participant’s contribution.

The Company established the ESOP component as a funding vehicle for the KSOP. This leveraged ESOP acquired 57,190,000 shares of the Company’s Class A common stock at a cost of approximately $33,170 ($0.58 per share) in January 1997. The ESOP borrowed $33,170 from an unrelated third party to finance the purchase of the KSOP shares. The common shares were pledged as collateral for its debt. The Company made annual cash contributions to the KSOP equal to the ESOP’s debt service. As the debt was repaid, shares were released from collateral and were allocated to active employees in proportion to their annual salaries in relation to total participant salaries. The Company accounts for its ESOP in accordance with ASC 718-40, Employee Stock Ownership Plans (“ASC 718-40”) and ASC 480-10, Distinguishing Liabilities

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NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

from Equity (“ASC 480-10”). As shares were committed to be released from collateral, the Company reported compensation expense at the then-current fair value of the shares, and the shares became outstanding for EPS computations.

In 2004, the Company renegotiated the ESOP loan to require interest only payments for the third and fourth quarters of 2004. In December 2004, the Company repaid the ESOP loan and issued a new loan agreement between the Company and the KSOP, thereby extending the allocation of the remaining unreleased shares as of July 1, 2004 through 2013.

On October 6, 2009, the Company accelerated the release of 2,623,600 shares to the ESOP account. This resulted in a non-recurring non-cash charge of $57,720 in October 2009, which will primarily be non-deductible for tax purposes.

Effective with the IPO, the KSOP trustee sold 5,000,000 shares of Verisk Class A common stock, of which 2,754,600 shares were released-unallocated shares and 2,245,400 were unreleased shares pledged as collateral against the intercompany ESOP loan. The sale of the released-unallocated shares resulted in cash proceeds to the KSOP of $58,177. The sale of the unreleased shares resulted in cash proceeds to the KSOP of $47,423, all of which is pledged as collateral against the intercompany ESOP loan. The cash proceeds received by the KSOP can be used to repurchase shares diversified or distributed by KSOP participants subsequent to the IPO. All shares repurchased during this period will be repurchased first from the cash proceeds from the sale of the released-unallocated shares; once these proceeds are depleted and replaced with shares of Verisk Class A common stock, then all further share diversifications or distributions will be repurchased from the proceeds received from the sale of the unreleased shares. In accordance with ASC 718-40, the balance of the Class A common stock unearned KSOP shares was reclassified from redeemable common stock to “Unearned KSOP contributions”, a contra-equity account within the accompanying consolidated balance sheets. As the intercompany ESOP loan is repaid, a percentage of the ESOP loan collateral will be released and allocated to active participants in proportion to their annual salaries in relation to total participant salaries. As of December 31, 2010, the intercompany ESOP loan collateral consisted of cash equivalents totaling $669 and 1,242,481 shares of Verisk Class A common stock valued at $42,344. As of December 31, 2010, the Company had 20,237,069 and 47,355 allocated and released-unallocated ESOP shares, respectively.

In 2005, the Company established the ISO Profit Sharing Plan (the “Profit Sharing Plan”), a defined contribution plan, to replace the pension plan for all eligible employees hired on or after March 1, 2005. The Profit Sharing Plan is a component of the KSOP. Eligible employees will participate in the Profit Sharing Plan if they complete 1,000 hours of service each plan year and are employed on December 31 of that year. The Company will make an annual contribution to the Profit Sharing Plan based on the Company’s performance. Participants vest once they have completed four years and 1,000 hours of service. For all periods presented, the profit sharing contribution was funded using Class A common stock.

Prior to the IPO, the fair value of the Class A shares was determined quarterly as determined for purposes of the KSOP. At December 31, 2010 and 2009, the fair value was $34.08 and $30.28 per share, respectively. KSOP compensation expense for 2010, 2009 and 2008 was approximately $11,573, $76,065 and $22,274, respectively.

Stock Option Plan

All of the Company’s outstanding stock options are covered under the Incentive Plan or the Option Plan. Awards under the Incentive Plan may include one or more of the following types: (i) stock options (both nonqualified and incentive stock options), (ii) stock appreciation rights, (iii) restricted stock, (iv) restricted stock units, (v) performance awards, (vi) other share-based awards, and (vii) cash. Employees, directors and consultants are eligible for awards under the Incentive Plan. Cash received from stock option exercises for the years ended December 31, 2010, 2009 and 2008 was $35,482, $7,709 and $892, respectively. On April 1, 2010 and June 1, 2010, the Company granted 2,011,390 and 5,000, respectively, of nonqualified stock options

VERISK ANALYTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

to key employees with an exercise price equal to the closing price of the Company’s Class A common stock on March 31, 2010 and May 28, 2010, with a ten-year contractual term and a service vesting period of four years. On July 1, 2010, the Company granted 31,906 nonqualified stock options that were immediately vested, 138,120 nonqualified stock options with a one-year service vesting period and 4,554 shares of Class A common stock, to the directors of the Company. The stock options have an exercise price equal to the closing price of the Company’s Class A common stock on the grant date and a ten-year contractual term. As of December 31, 2010, there are 8,683,159 shares of Class A common stock reserved and available for future issuance.

The fair value of the stock options granted during the years ended December 31, 2010, 2009 and 2008 were estimated on the date of grant using a Black-Scholes option valuation model that uses the weighted-average assumptions noted in the following table.

	December 31,	December 31,	December 31,
	2010	2009	2008

Option pricing model	Black-Scholes	Black-Scholes	Black-Scholes
Expected volatility	31.08%	31.81%	28.02%
Risk-free interest rate	2.39%	2.16%	2.58%
Expected term in years	4.8	5.5	5.0
Dividend yield	0.00%	0.51%	1.81%
Weighted average grant date fair value per stock option	$8.73	$5.96	$4.13

The expected term for a majority of the awards granted was estimated based on studies of historical experience and projected exercise behavior. However, for certain awards granted, for which no historical exercise pattern exist, the expected term was estimated using the simplified method. The risk-free interest rate is based on the yield of U.S. Treasury zero coupon securities with a maturity equal to the expected term of the equity award. The volatility factor was based on the average volatility of the Company’s peers, calculated using historical daily closing prices over the most recent period that commensurates with the expected term of the stock option award. The expected dividend yield was based on the Company’s expected annual dividend rate on the date of grant.

Exercise prices for options outstanding and exercisable at December 31, 2010 ranged from $1.84 to $30.25 as outlined in the following table:

	Options Outstanding			Options Exercisable
	Weighted			Weighted		Weighted
	Average	Stock	Weighted	Average	Stock	Average
Range of	Remaining	Options	Average	Remaining	Options	Exercise
Exercise Prices	Contractual Life	Outstanding	Exercise Price	Contractual Life	Exercisable	Price

$1.84 to $2.20	0.9	88,750	$2.16	0.9	88,750	$2.16
$2.21 to $2.96	2.1	1,694,100	$2.83	2.1	1,694,100	$2.83
$2.97 to $4.62	2.4	3,810,100	$3.66	2.4	3,810,100	$3.66
$4.63 to $8.90	4.3	3,985,804	$8.29	4.3	3,985,804	$8.29
$8.91 to $13.62	5.3	1,320,600	$11.83	5.3	1,320,600	$11.83
$13.63 to $15.10	6.2	1,493,475	$15.10	6.2	1,005,100	$15.10
$15.11 to $17.78	7.8	5,522,370	$16.64	7.6	1,909,305	$16.91
$17.79 to $22.00	8.8	3,015,612	$21.69	8.6	974,782	$21.11
$22.01 to $30.25	9.5	2,127,046	$28.36	9.5	31,906	$30.20

		23,057,857			14,820,447

VERISK ANALYTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

A summary of options outstanding under the Incentive Plan and the Option Plan as of December 31, 2010 and changes during the three years then ended are presented below:

		Weighted	Aggregate
	Number	Average	Intrinsic
	of Options	Exercise Price	Value

Outstanding at January 1, 2008	24,837,650	$6.41	$269,012

Granted	3,147,350	$17.30
Exercised	(4,262,800)	$5.94	$48,399

Cancelled or expired	(564,950)	$14.08

Outstanding at December 31, 2008	23,157,250	$7.79	$179,981

Granted	6,451,521	$18.80
Exercised	(2,583,250)	$3.89	$44,569

Cancelled or expired	(264,300)	$15.79

Outstanding at December 31, 2009	26,761,221	$10.74	$522,914

Granted	2,186,416	$28.36
Exercised	(5,579,135)	$6.36	$154,653

Cancelled or expired	(310,645)	$19.77

Outstanding at December 31, 2010	23,057,857	$13.35	$478,014

Options exercisable at December 31, 2010	14,820,447	$9.22	$368,466

Options exercisable at December 31, 2009	16,890,225	$6.64	$399,281

A summary of the status of the Company’s nonvested options as of December 31, 2010, 2009 and 2008 and changes during the three years then ended are presented below:

		Weighted
		Average
	Number	Grant-Date
	of Options	Fair Value

Nonvested balance at January 1, 2008	8,362,500	$2.86
Granted	3,147,350	$4.13
Vested	(4,237,350)	$2.48
Cancelled or expired	(564,950)	$3.70

Nonvested balance at December 31, 2008	6,707,550	$4.41

Granted	6,451,521	$5.96
Vested	(3,023,775)	$3.28
Cancelled or expired	(264,300)	$4.06

Nonvested balance at December 31, 2009	9,870,996	$5.27

Granted	2,186,416	$8.73
Vested	(3,509,357)	$5.04
Cancelled or expired	(310,645)	$5.84

Nonvested balance at December 31, 2010	8,237,410	$6.27

VERISK ANALYTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Intrinsic value for stock options is calculated based on the exercise price of the underlying awards and the quoted price of Verisk’s common stock as of the reporting date. The aggregate intrinsic value of stock options outstanding and exercisable at December 31, 2010 was $478,014 and $368,466, respectively. In accordance with ASC 718, excess tax benefit from exercised stock options is recorded as an increase to additional-paid-in capital and a corresponding reduction in taxes payable. This tax benefit is calculated as the excess of the intrinsic value of options exercised in excess of compensation recognized for financial reporting purposes. The amount of the tax benefit that has been realized, as a result of those excess tax benefits, is presented in the statement of cash flows as a financing cash inflow.

For the year ended December 31, 2010, certain employees exercised stock options and covered the statutory minimum tax withholdings of $15,051 through a net settlement of 503,043 shares. The payment of taxes related to these exercises were recorded as a reduction to additional-paid-in capital. This transaction is reflected within “Net share settlement of taxes upon exercise of stock options” within cash flows from financing activities in the accompanying consolidated statements of cash flows.

The Company estimates expected forfeitures of equity awards at the date of grant and recognizes compensation expense only for those awards that the Company expects to vest. The forfeiture assumption is ultimately adjusted to the actual forfeiture rate. Changes in the forfeiture assumptions may impact the total amount of expense ultimately recognized over the requisite service period and may impact the timing of expense recognized over the requisite service period. Stock-based compensation expense for 2010, 2009 and 2008 was $21,298, $12,744 and $9,881, respectively.

As of December 31, 2010, there was $39,920 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the Incentive Plan and the Option Plan. That cost is expected to be recognized over a weighted-average period of 3.0 years. As of December 31, 2010, there were 8,237,410 nonvested stock options, of which 7,094,840 are expected to vest. The total grant date fair value of options vested during the years ended December 31, 2010, 2009 and 2008 was $17,677, $9,918 and $11,803, respectively.

17.	Pension and Postretirement Benefits:

Prior to January 1, 2002, the Company maintained a qualified defined benefit pension plan for substantially all of its employees through membership in the Pension Plan for Insurance Organizations (the “Pension Plan”), a multiple-employer trust. The Company has applied the projected unit credit cost method for its pension plan, which attributes an equal portion of total projected benefits to each year of employee service. Effective January 1, 2002, the Company amended the Pension Plan to determine future benefits using a cash balance formula. Under the cash balance formula, each participant has an account, which is credited annually based on salary rates determined by years of service, as well as the interest earned on their previous year-end cash balance. Prior to December 31, 2001, pension plan benefits were based on years of service and the average of the five highest consecutive years’ earnings of the last ten years. Effective March 1, 2005, the Company established the Profit Sharing Plan, a defined contribution plan, to replace the Pension Plan for all eligible employees hired on or after March 1, 2005. The Company also has a non-qualified supplemental cash balance plan (“SERP”) for certain employees. The SERP is funded from the general assets of the Company.

The Pension Plan’s funding policy is to contribute annually at an amount between the minimum funding requirements set forth in the Employee Retirement Income Security Act of 1974 and the maximum amount that can be deducted for federal income tax purposes. The Company contributed $313, $292 and $542 to the SERP in 2010, 2009 and 2008, respectively, and expects to contribute $533 in 2011. The minimum required funding for the Pension Plan for the years ended December 31, 2010, 2009 and 2008 was $20,444, $5,471 and $5,029, respectively. The Company expects to contribute $25,312 to the Pension Plan in 2011.

The expected return on the plan assets for 2010 and 2009 is 8.25%, which is determined by taking into consideration the Company’s analysis of its actual historical investment returns to a broader long-term

VERISK ANALYTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

forecast adjusted based on the its target investment allocation, and the current economic environment. The Company’s investment guidelines target investment allocation of 60% equity securities and 40% debt securities. The Pension Plan assets consist primarily of investments in various fixed income and equity funds. Investment guidelines are established with each investment manager. These guidelines provide the parameters within which the investment managers agree to operate, including criteria that determine eligible and ineligible securities, diversification requirements and credit quality standards, where applicable. Investment managers are prohibited from entering into any speculative hedging transactions. The investment objective is to achieve a maximum total return with strong emphasis on preservation of capital in real terms. The domestic equity portion of the total portfolio should range between 40% and 60%. The international equity portion of the total portfolio should range between 10% and 20%. The fixed income portion of the total portfolio should range between 20% and 40%. The asset allocation at December 31, 2010 and 2009, and target allocation for 2011 by asset category are as follows:

	Target	Percentage of Plan Assets
Asset Category	Allocation	2010	2009

Equity securities	60%	56%	58%
Debt securities	40%	42%	39%
Other	0%	2%	3%

Total	100%	100%	100%

The Company has used the target investment allocation to derive the expected return as the Company believes this allocation will be retained on an ongoing basis that will commensurate with the projected cash flows of the plan. The expected return for each investment category within the target investment allocation is developed using average historical rates of return for each targeted investment category, considering the projected cash flow of the pension plan. The difference between this expected return and the actual return on plan assets is generally deferred and recognized over subsequent periods through future net periodic benefit costs. The Company believes that the use of the average historical rates of returns is consistent with the timing and amounts of expected contributions to the plans and benefit payments to plan participants. The Company believes that these considerations provide the basis for reasonable assumptions with respect to the expected long-term rate of return on plan assets.

The Company also provides certain healthcare and life insurance benefits for both active and retired employees. The Postretirement Health and Life Insurance Plan (the “Postretirement Plan”) is contributory, requiring participants to pay a stated percentage of the premium for coverage. As of October 1, 2001, the Postretirement Plan was amended to freeze benefits for current retirees and certain other employees at the January 1, 2002 level. Also, as of October 1, 2001, the Postretirement Plan had a curtailment, which eliminated retiree life insurance for all active employees and healthcare benefits for almost all future retirees, effective January 1, 2002. The Company expects to contribute $4,227 to the Postretirement Plan in 2011.

VERISK ANALYTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following tables set forth the changes in the benefit obligations and the plan assets, the unfunded status of the Pension Plan and Postretirement Plan, and the amounts recognized in the Company’s consolidated balance sheets at December 31:

	Pension Plan		Postretirement Plan
	2010	2009	2010	2009

Change in benefit obligation:
Benefit obligation at beginning of year	$378,189	$366,921	$29,911	$28,640
Service cost	6,412	7,375	—	—
Interest cost	21,364	21,196	1,211	1,728
Actuarial loss	26,039	7,407	689	3,534
Plan participants’ contributions	—	—	2,676	2,732
Benefits paid	(22,534)	(24,710)	(7,685)	(7,532)
Federal subsidy on benefits paid	—	—	425	809

Benefit obligation at end of year	$409,470	$378,189	$27,227	$29,911

Accumulated benefit obligation at end of year	$398,936	$368,229

Weighted-average assumptions as of December 31,
used to determine benefit obligation:
Discount rate	5.49%	5.74%	4.00%	4.50%
Rate of compensation increase	4.00%	4.00%	N/A	N/A
Change in plan assets:
Fair value of plan assets at beginning of year	$275,662	$232,452	$—	$—
Actual return on plan assets, net of expenses	39,538	62,157	—	—
Employer contributions	20,757	5,763	4,584	3,991
Plan participants’ contributions	—	—	2,676	2,732
Benefits paid	(22,534)	(24,710)	(7,685)	(7,532)
Subsidies received	—	—	425	809

Fair value of plan assets at end of year	$313,423	$275,662	$—	$—

Unfunded status at end of year	$96,047	$102,527	$27,227	$29,911

The pre-tax components affecting accumulated other comprehensive losses as of December 31, 2010 and 2009 are summarized below:

	Pension Plan		Postretirement Plan
	2010	2009	2010	2009

Transition obligation	$—	$—	$—	$499
Prior service benefit	(1,714)	(2,515)	(1,586)	—
Actuarial losses	90,465	87,381	10,696	8,361

Accumulated other comprehensive losses, pretax	$88,751	$84,866	$9,110	$8,860

VERISK ANALYTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The components of net periodic benefit cost and the amounts recognized in other comprehensive loss/(income) are summarized below for the years ended December 31, 2010, 2009 and 2008:

	Pension Plan			Postretirement Plan
	2010	2009	2008	2010	2009	2008

Service cost	$6,412	$7,375	$7,789	$—	$—	$—
Interest cost	21,364	21,196	21,698	1,211	1,729	1,689
Amortization of transition obligation	—	—	—	—	166	166
Recognized net actuarial loss	—	—	—	—	417	241
Expected return on plan assets	(22,648)	(18,327)	(27,441)	—	—	—
Amortization of prior service cost	(801)	(801)	(801)	(146)	—	—
Amortization of net actuarial loss	6,067	10,380	499	584	—	—

Net periodic benefit cost	$10,394	$19,823	$1,744	$1,649	$2,312	$2,096

Transition obligation	$—	$—	$—	$—	$(166)	$(166)
Amortization of actuarial gains	(496)	(501)	(499)	—	—	—
Amortization of prior service benefit	801	801	801	146	—	—
Net loss recognized	(5,571)	(9,879)	—	—	—	—
Actuarial loss/(gain)	9,151	(36,422)	120,167	104	3,117	2,411

Total recognized in other comprehensive loss/(income)	3,885	(46,001)	120,469	250	2,951	2,245

Total recognized in net periodic cost and other comprehensive loss/(income)	$14,279	$(26,178)	$122,213	$1,899	$5,263	$4,341

The estimated amounts in accumulated other comprehensive losses that is expected to be recognized as components of net periodic benefit cost during 2011 are summarized below:

	Pension	Postretirement
	Plan	Plan	Total

Transaction obligation	$—	$—	$—
Prior service benefit	(801)	(146)	(947)
Actuarial losses	5,639	654	6,293

Total	$4,838	$508	$5,346

VERISK ANALYTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The weighted-average assumptions as of January 1, 2010, 2009 and 2008 used to determine net periodic benefit cost and the amount recognized in the accompanying consolidated balance sheets are provided below:

	Pension Plan			Postretirement Plan
	2010	2009	2008	2010	2009	2008

Weighted-average assumptions as of January 1, used to determine net benefit cost:
Discount rate	5.74%	6.00%	6.25%	4.50%	6.00%	5.75%
Expected return on plan assets	8.25%	8.25%	8.25%	N/A	N/A	N/A
Rate of compensation increase	4.00%	4.00%	4.25%	N/A	N/A	N/A
Amounts recognized in the consolidated
balance sheets consist of:
Pension and postretirement benefits, current	$519	$481	$555	$4,144	$4,803	$4,842
Pension and postretirement benefits, noncurrent	95,528	102,046	133,914	23,083	25,108	23,798

Total pension and postretirement benefits	$96,047	$102,527	$134,469	$27,227	$29,911	$28,640

The following table presents the estimated future benefit payments for the respective plans. The future benefit payments for the postretirement plan are net of the federal Medicare subsidy.

	Pension	Postretirement
	Plan	Plan

2011	$26,204	$4,227
2012	$27,182	$3,911
2013	$28,030	$3,576
2014	$31,778	$3,251
2015	$30,104	$2,875
2016-2020	$168,295	$9,901

The healthcare cost trend rate for 2010 was 9.0% gradually decreasing to 5.0% in 2018. Assumed healthcare cost trend rates have a significant effect on the amounts reported for the healthcare plan. A 1% change in assumed healthcare cost trend rates would have the following effects:

	1%	1%
	Increase	Decrease

Effect of total service and interest cost components of net periodic postretirement healthcare benefit cost	$9	$(11)
Effect on the healthcare component of the accumulated postretirement benefit obligation	$209	$(245)

The expected subsidy from the Medicare Prescription Drug, Improvement and Modernization Act of 2003 reduced the Company’s accumulated postretirement benefit obligation by approximately $7,514 and $8,394 as of December 31, 2010 and 2009, and the net periodic benefit cost by approximately $474, $613 and $1,315 in fiscal 2010, 2009 and 2008, respectively.

VERISK ANALYTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

The following table summarizes the fair value measurements by level of the Pension Plan assets at December 31, 2010:

		Quoted Prices
		in Active Markets	Significant Other	Significant
		for Identical	Observable	Unobservable
	Total	Assets (Level 1)	Inputs (Level 2)	Inputs (Level 3)

December 31, 2010
Equity
Managed equity accounts(1)	$64,364	$64,364	$—	$—
Equity — pooled separate account(2)	108,775	—	108,775	—
Equity — partnerships(3)	1,121	—	—	1,121
Debt
Fixed income manager — pooled separate account(2)	133,315	—	133,315	—
Other
Cash — pooled separate account(2)	5,848	—	5,848	—

Total	$313,423	$64,364	$247,938	$1,121

December 31, 2009
Equity
Managed equity accounts(1)	$123,871	$123,871	$—	$—
Equity — pooled separate account(2)	31,304	—	31,304	—
Equity — partnerships(3)	4,939	—	—	4,939
Debt
Fixed income manager — managed account(2)	76,900	—	76,900	—
Fixed income manager — pooled separate account(2)	30,728	—	30,728	—
Other
Cash — pooled separate account(2)	7,920	—	7,920	—

Total	$275,662	$123,871	$146,852	$4,939

(1)	Valued at the closing price of shares for domestic stocks within the managed equity accounts, and valued at the net asset value (“NAV”) of shares for mutual funds at either the closing price reported in the active market or based on yields currently available on comparable securities of issuers with similar credit ratings for corporate bonds held by the Plan in these managed accounts.

(2)	The pooled separate accounts invest in domestic and foreign stocks, bonds and mutual funds. The fair values of these stocks, bonds and mutual funds are publicly quoted and are used in determining the NAV of the pooled separate account, which is not publicly quoted. Within managed equity accounts, when quoted prices are not available for identical or similar bonds, the bond is valued under a discounted cash flows approach that maximizes observable inputs, such as current yields of similar instruments, but includes adjustments for certain risks that may not be observable, such as credit and liquidity risks.

(3)	Investments for which readily determinable prices do not exist are valued by the General Partner using either the market or income approach. In establishing the estimated fair value of investments, including those without readily determinable values, the General Partner assumes a reasonable period of time for liquidation of the investment, and takes into consideration the financial condition and operating results of

VERISK ANALYTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

the underlying portfolio company, nature of investment, restrictions on marketability, holding period, market conditions, foreign currency exposures, and other factors the General Partner deems appropriate.

The following table sets forth a summary of changes in the fair value of the Pension Plan’s Level 3 assets for the years ended December 31:

	Equity-partnerships
	2010	2009

Beginning balance	$4,939	$2,146
Actual return on plan assets:
Investment loss, net	—	(31)
Realized and unrealized (loss)/gain, net	(133)	3,123
Fees	—	(366)
Purchase, sales, issuances, and settlements, net	(3,685)	67

Ending balance	$1,121	$4,939

18.	Segment Reporting

ASC 280-10, Disclosures About Segments of an Enterprise and Related Information (“ASC 280-10”), establishes standards for reporting information about operating segments. ASC 280-10 requires that a public business enterprise report financial and descriptive information about its reportable operating segments. Operating segments are components of an enterprise for which separate financial information is available that is evaluated regularly by the chief operating decision maker (“CODM”) in deciding how to allocate resources and in assessing performance. The Company’s CEO and Chairman of the Board is identified as the CODM as defined by ASC 280-10. To align with the internal management of the Company’s business operations based on service offerings, the Company is organized into the following two operating segments, which are also the Company’s reportable segments:

Risk Assessment:  The Company is the leading provider of statistical, actuarial and underwriting data for the U.S. P&C insurance industry. The Company’s databases include cleansed and standardized records describing premiums and losses in insurance transactions, casualty and property risk attributes for commercial buildings and their occupants and fire suppression capabilities of municipalities. The Company uses this data to create policy language and proprietary risk classifications that are industry standards and to generate prospective loss cost estimates used to price insurance policies.

Decision Analytics:  The Company develops solutions that its customers use to analyze the three key processes in managing risk: ‘loss prediction,’ ‘fraud identification and detection’ and ‘loss quantification.’ The Company’s combination of algorithms and analytic methods incorporates its proprietary data to generate solutions in each of these three categories. In most cases, the Company’s customers integrate the solutions into their models, formulas or underwriting criteria in order to predict potential loss events, ranging from hurricanes and earthquakes to unanticipated healthcare claims. The Company develops catastrophe and extreme event models and offers solutions covering natural and man-made risks, including acts of terrorism. The Company also develops solutions that allow customers to quantify costs after loss events occur. Fraud solutions include data on claim histories, analysis of mortgage applications to identify misinformation, analysis of claims to find emerging patterns of fraud, and identification of suspicious claims in the insurance, mortgage and healthcare sectors.

The two aforementioned operating segments represent the segments for which separate discrete financial information is available and upon which operating results are regularly evaluated by the CODM in order to assess performance and allocate resources. The Company uses segment EBITDA as the profitability measure for making decisions regarding ongoing operations. Segment EBITDA is income from continuing operations before investment income and interest expense, income taxes, depreciation and amortization, and

VERISK ANALYTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

acquisition related liabilities adjustment. Segment EBITDA is the measure of operating results used to assess corporate performance and optimal utilization of debt and acquisitions. Segment operating expenses consist of direct and indirect costs principally related to personnel, facilities, software license fees, consulting, travel, and third-party information services. Indirect costs are generally allocated to the segments using fixed rates established by management based upon estimated expense contribution levels and other assumptions that management considers reasonable. The Company does not allocate investment income, realized gains/(losses) on securities, net, interest expense, or income tax expense, since these items are not considered in evaluating the segment’s overall operating performance. The CODM does not evaluate the financial performance of each segment based on assets. On a geographic basis, no individual country outside of the U.S. accounted for 1% or more of the Company’s consolidated revenue for any of the years ended December 31, 2010, 2009 or 2008. No individual country outside of the U.S. accounted for 1% or more of total consolidated long-term assets as of December 31, 2010 or 2009.

The following tables provide the Company’s revenue and operating income performance by reportable segment for the year ended December 31, 2010, 2009 and 2008, as well as a reconciliation to income before income taxes for all periods presented in the accompanying consolidated statements of operations:

	December 31, 2010			December 31, 2009			December 31, 2008
	Risk	Decision		Risk	Decision		Risk	Decision
	Assessment	Analytics	Total	Assessment	Analytics	Total	Assessment	Analytics	Total

Revenues	$542,138	$596,205	$1,138,343	$523,976	$503,128	$1,027,104	$504,391	$389,159	$893,550
Expenses:
Cost of revenues (exclusive of items shown separately below)	194,731	268,742	463,473	230,494	260,800	491,294	199,872	187,025	386,897
Selling, general and administrative	78,990	87,384	166,374	82,554	80,050	162,604	81,813	49,426	131,239

Segment EBITDA	268,417	240,079	508,496	210,928	162,278	373,206	222,706	152,708	375,414
Depreciation and amortization of fixed assets	16,772	23,956	40,728	18,690	19,888	38,578	19,447	15,870	35,317
Amortization of intangible assets	145	27,253	27,398	503	32,118	32,621	806	28,749	29,555
Acquisition related liabilities adjustment	—	(544)	(544)	—	—	—	—	—	—

Operating income	251,500	189,414	440,914	191,735	110,272	302,007	202,453	108,089	310,542

Unallocated expenses:
Investment income			305			195			2,184
Realized gains/(losses) on securities, net			95			(2,332)			(2,511)
Interest expense			(34,664)			(35,265)			(31,316)

Consolidated income before income taxes			$406,650			$264,605			$278,899

Capital expenditures, including non-cash purchases of fixed assets and capital lease obligations	$8,323	$32,622	$40,945	$8,373	$35,368	$43,741	$12,598	$20,664	$33,262

VERISK ANALYTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Operating segment revenue by type of service is provided below:

	December 31,	December 31,	December 31,
	2010	2009	2008

Risk Assessment
Industry-standard insurance programs	$353,501	$341,079	$329,858
Property-specific rating and underwriting information	137,071	132,027	125,835
Statistical agency and data services	29,357	28,619	27,451
Actuarial services	22,209	22,251	21,247

Total Risk Assessment	542,138	523,976	504,391
Decision Analytics
Fraud identification and detection solutions	320,781	273,103	213,994
Loss prediction solutions	158,406	137,328	95,128
Loss quantification solutions	117,018	92,697	80,037

Total Decision Analytics	596,205	503,128	389,159

Total consolidated revenues	$1,138,343	$1,027,104	$893,550

19.	Related Parties:

The Company considers its Verisk Class A and Class B stockholders that own more than 5% of the outstanding stock within the respective class to be related parties as defined within ASC 850, Related Party Disclosures. At December 31, 2010, the related parties were four Class B stockholders each owning more than 5% of the outstanding Class B shares compared to six Class B stockholders at December 31, 2009. At December 31, 2010, there were four Class A stockholders owning more than 5% of the outstanding Class A shares. The Company’s related parties had accounts receivable, net of $515 and $1,353 and fees received in advance of $1,231 and $439 as of December 31, 2010 and 2009, respectively. In addition, the Company had revenues from related parties for the years ended December 31, 2010, 2009 and 2008 of $49,788, $60,192 and $90,227, respectively.

The Company incurred expenses associated with the payment of insurance coverage premiums to certain of the related parties aggregating $41, $138 and $992 for the years ended December 31, 2010, 2009 and 2008, respectively. These costs are included in “Cost of revenues” and “Selling, general and administrative” expenses in the accompanying consolidated statements of operations.

VERISK ANALYTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

20.	Commitments and Contingencies:

The Company’s operations are conducted on leased premises. Approximate minimum rentals under long-term noncancelable leases for all leased premises, computer equipment and automobiles are as follows:

	Operating	Capital
Years Ending	Leases	Leases

2011	$26,226	$2,511
2012	24,827	1,030
2013	24,632	517
2014	22,268	103
2015	19,512	1
2016-2020	84,159	—
2021-2025	5,385	—

Net minimum lease payments	$207,009	$4,162

Less amount representing interest		105

Present value of net minimum lease capital payments		$4,057

Most of the leases require payment of property taxes and utilities and, in certain cases, contain renewal options. Operating leases consist of office space. Capital leases consist of computer equipment, office equipment, and leased automobiles. Rent expense on operating leases approximated $23,898, $22,985 and $21,261 in 2010, 2009 and 2008, respectively.

In addition, the Company is a party to legal proceedings with respect to a variety of matters in the ordinary course of business, including those matters described below. The Company is unable, at the present time, to determine the ultimate resolution of or provide a reasonable estimate of the range of possible loss attributable to these matters or the impact they may have on the Company’s results of operations, financial position or cash flows. This is primarily because many of these cases remain in their early stages and only limited discovery has taken place. Although the Company believes it has strong defenses for the litigation proceedings described below, the Company could in the future incur judgments or enter into settlements of claims that could have a material adverse effect on its results of operations, financial position or cash flows.

Claims Outcome Advisor Litigation

Hensley, et al. v. Computer Sciences Corporation et al. was a putative nationwide class action complaint, filed in February 2005, in Miller County, Arkansas state court. Defendants include numerous insurance companies and providers of software products used by insurers in paying claims. The Company is among the named defendants. Plaintiffs allege that certain software products, including the Company’s Claims Outcome Advisor product and a competing software product sold by Computer Sciences Corporation, improperly estimated the amount to be paid by insurers to their policyholders in connection with claims for bodily injuries.

The Company entered into settlement agreements with plaintiffs asserting claims relating to the use of Claims Outcome Advisor by defendants Hanover Insurance Group, Progressive Car Insurance and Liberty Mutual Insurance Group. Each of these settlements was granted final approval by the court and together the settlements resolve the claims asserted in this case against the Company with respect to the above insurance companies, who settled the claims against them as well. A provision was made in 2006 for this proceeding and the total amount the Company paid in 2008 with respect to these settlements was less than $2,000. A fourth defendant, The Automobile Club of California, which is alleged to have used Claims Outcome Advisor, was dismissed from the action. On August 18, 2008, pursuant to the agreement of the parties the Court ordered that the claims against the Company be dismissed with prejudice.

VERISK ANALYTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Subsequently, Hanover Insurance Group made a demand for reimbursement, pursuant to an indemnification provision contained in a December 30, 2004 License Agreement between Hanover and the Company, of its settlement and defense costs in the Hensley class action. Specifically, Hanover demanded $2,536 including $600 in attorneys’ fees and expenses. The Company disputes that Hanover is entitled to any reimbursement pursuant to the License Agreement. In July 2010, after the Company and Hanover were unable to resolve the dispute in mediation, Hanover served a summons and complaint seeking indemnity and contribution from the Company. At this time, it is not possible to determine the ultimate resolution of or estimate the liability related to this matter.

Xactware Litigation

The following two lawsuits have been filed by or on behalf of groups of Louisiana insurance policyholders who claim, among other things, that certain insurers who used products and price information supplied by the Company’s Xactware subsidiary (and those of another provider) did not fully compensate policyholders for property damage covered under their insurance policies. The plaintiffs seek to recover compensation for their damages in an amount equal to the difference between the amount paid by the defendants and the fair market repair/restoration costs of their damaged property.

Schafer v. State Farm Fire & Cas. Co., et al. was a putative class action pending against the Company and State Farm Fire & Casualty Company filed in March 2007 in the Eastern District of Louisiana. The complaint alleged antitrust violations, breach of contract, negligence, bad faith, and fraud. The court dismissed the antitrust claim as to both defendants and dismissed all claims against the Company other than fraud, which will proceed to the discovery phase along with the remaining claims against State Farm. Judge Duval denied plaintiffs’ motion to certify a class with respect to the fraud and breach of contract claims on August 3, 2009 and the time to appeal that decision has expired. The matter, now a single action, was reassigned to Judge Africk. Plaintiffs agreed to settle the matter with the Company and State Farm and a Settlement Agreement and Release was executed by all parties in June 2010.

Mornay v. Travelers Ins. Co., et al. is a putative class action pending against the Company and Travelers Insurance Company filed in November 2007 in the Eastern District of Louisiana. The complaint alleged antitrust violations, breach of contract, negligence, bad faith, and fraud. As in Schafer, the court dismissed the antitrust claim as to both defendants and dismissed all claims against the Company other than fraud. Judge Duval stayed all proceedings in the case pending an appraisal of the lead plaintiff’s insurance claim. The matter has been re-assigned to Judge Barbier, who on September 11, 2009 issued an order administratively closing the matter pending completion of the appraisal process. At this time, it is not possible to determine the ultimate resolution of or estimate the liability related to this matter.

iiX Litigation

In March 2007, the Company’s subsidiary, Insurance Information Exchange, or iiX, as well as other information providers and insurers in the State of Texas, were served with a summons and class action complaint filed in the United States District Court for the Eastern District of Texas alleging violations of the Driver Privacy Protection Act, or the DPPA, entitled Sharon Taylor, et al. v. Acxiom Corporation, et al. Plaintiffs brought the action on their own behalf and on behalf of all similarly situated individuals whose personal information is contained in any motor vehicle record maintained by the State of Texas and who have not provided express consent to the State of Texas for the distribution of their personal information for purposes not enumerated by the DPPA and whose personal information has been knowingly obtained and used by the defendants. The class complaint alleges that the defendants knowingly obtained personal information for a purpose not authorized by the DPPA and seeks liquidated damages in the amount of two thousand five hundred dollars for each instance of a violation of the DPPA, punitive damages and the destruction of any illegally obtained personal information. The Court granted iiX’s motion to dismiss the complaint based on failure to state a claim and for lack of standing. Oral arguments on the plaintiffs’ appeal of that dismissal were held on November 4, 2009. The Court of Appeals for the Fifth Circuit Court affirmed the District

VERISK ANALYTICS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Court’s dismissal of the complaint on July 14, 2010. Plaintiffs filed a petition for a Writ of Certiorari with the United States Supreme Court on October 12, 2010, which was denied on January 10, 2011.

Similarly, in April 2010, the Company’s subsidiary, iiX, as well as other information providers in the State of Missouri were served with a summons and class action complaint filed in the United States District Court for the Western District of Missouri alleging violations of the Driver Privacy Protection Act, or the DPPA, entitled Janice Cook, et al. v. ACS State & Local Solutions, et al. Plaintiffs brought the action on their own behalf and on behalf of all similarly situated individuals whose personal information is contained in any motor vehicle record maintained by the State of Missouri and who have not provided express consent to the State of Missouri for the distribution of their personal information for purposes not enumerated by the DPPA and whose personal information has been knowingly obtained and used by the defendants. The class complaint alleges that the defendants knowingly obtained personal information for a purpose not authorized by the DPPA and seeks liquidated damages in the amount of two thousand five hundred dollars for each instance of a violation of the DDPA, punitive damages and the destruction of any illegally obtained personal information. The court granted iiX’s motion to dismiss the complaint based on a failure to state a claim on November 19, 2010. Plaintiffs filed a notice of appeal on December 17, 2010.

At this time, it is not possible to determine the ultimate resolution of or estimate the liability related to these matters.

Interthinx Litigation

In September 2009, the Company’s subsidiary, Interthinx, Inc., was served with a putative class action entitled Renata Gluzman v. Interthinx, Inc. The plaintiff, a former Interthinx employee, filed the class action on August 13, 2009 in the Superior Court of the State of California, County of Los Angeles on behalf of all Interthinx information technology employees for unpaid overtime and missed meals and rest breaks, as well as various related claims claiming that the information technology employees were misclassified as exempt employees and, as a result, were denied certain wages and benefits that would have been received if they were properly classified as non-exempt employees. The pleadings include, among other things, a violation of Business and Professions Code 17200 for unfair business practices, which allows plaintiffs to include as class members all information technology employees employed at Interthinx for four years prior to the date of filing the complaint. The complaint seeks compensatory damages, penalties that are associated with the various statutes, restitution, interest costs, and attorney fees. On June 2, 2010, Plaintiffs agreed to settle their claims with Interthinx. The court granted preliminary approval to the settlement on November 10, 2010 and scheduled the final approval hearing for February 23, 2011.

21. Condensed Consolidated Financial Information for Guarantor Subsidiaries and Non-Guarantor Subsidiaries
     Verisk Analytics, Inc. (the “Parent Company”) is planning to register certain debt securities with full and unconditional and joint and several guarantees by ISO and certain other of its 100 percent wholly-owned subsidiaries and may issue certain other debt securities with full and unconditional and joint and several guarantees by certain of its subsidiaries under the structure noted below. Accordingly, presented below is condensed consolidating financial information for (i) the Parent Company, (ii) the guarantor subsidiaries of the Parent Company on a combined basis, and (iii) all other non-guarantor subsidiaries of the Parent Company on a combined basis, all as of December 31, 2010 and December 31, 2009 and for the years ended December 31, 2010, 2009 and 2008. The condensed consolidating financial information has been presented using the equity method of accounting for investments in consolidated subsidiaries, to show the nature of assets held, results of operations and cash flows of the Parent Company, the guarantor subsidiaries and the non-guarantor subsidiaries assuming all guarantor subsidiaries provide both full and unconditional, and joint and several guarantees to the Parent Company at the beginning of the periods presented.
CONDENSED CONSOLIDATING BALANCE SHEET
As of December 31, 2010

	Verisk		Non-
	Analytics,	Guarantor	Guarantor	Eliminating
	Inc.	Subsidiaries	Subsidiaries	Entries	Consolidated
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$1	$31,576	$23,397	$—	$54,974
Available-for-sale securities	—	5,653	—	—	5,653
Accounts receivable, net of allowance for doubtful accounts of $4,028 (including amounts from related parties of $515)	—	98,817	27,747	—	126,564
Prepaid expenses	—	15,566	2,225	—	17,791
Deferred income taxes, net	—	2,745	936	—	3,681
Federal and foreign income taxes receivable	—	13,590	2,193	—	15,783
State and local income taxes receivable	—	7,882	1,041	—	8,923
Intercompany receivables	101,470	668,906	59,021	(829,397)	—
Other current assets	—	6,720	346	—	7,066

Total current assets	101,471	851,455	116,906	(829,397)	240,435

Noncurrent assets:
Fixed assets, net	—	78,928	14,481	—	93,409
Intangible assets, net	—	75,307	124,922	—	200,229
Goodwill	—	449,065	183,603	—	632,668
Deferred income taxes, net	—	64,421	—	(42,542)	21,879
State income taxes receivable	—	1,773	—	—	1,773
Investment in subsidiaries	326,387	20,912	—	(347,299)	—
Other assets	—	10,248	16,449	—	26,697

Total assets	$427,858	$1,552,109	$456,361	$(1,219,238)	$1,217,090

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)/EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$—	$95,425	$16,570	$—	$111,995
Acquisition related liabilities	—	—	3,500	—	3,500
Short-term debt and current portion of long-term debt	—	437,457	260	—	437,717
Pension and postretirement benefits, current	—	4,663	—	—	4,663
Fees received in advance (including amounts from related parities of $1,231)	—	137,521	25,486	—	163,007
Intercompany payables	542,300	165,681	121,416	(829,397)	—

Total current liabilities	542,300	840,747	167,232	(829,397)	720,882
Noncurrent liabilities:
Long-term debt	—	401,788	38	—	401,826
Pension and postretirement benefits	—	118,611	—	—	118,611
Deferred income taxes, net	—	—	42,542	(42,542)	—
Other liabilities	—	71,663	18,550	—	90,213

Total liabilities	542,300	1,432,809	228,362	(871,939)	1,331,532

Total stockholders’ (deficit)/equity	(114,442)	119,300	227,999	(347,299)	(114,442)

Total liabilities and stockholders’ (deficit)/equity	$427,858	$1,552,109	$456,361	$(1,219,238)	$1,217,090

CONDENSED CONSOLIDATING BALANCE SHEET
As of December 31, 2009

			Non-
	Verisk	Guarantor	Guarantor	Eliminating
	Analytics, Inc.	Subsidiaries	Subsidiaries	Entries	Consolidated
	(In thousands)
ASSETS
Current assets:
Cash and cash equivalents	$1	$51,005	$20,521	$—	$71,527
Available-for-sale securities	—	5,445	—	—	5,445
Accounts receivable, net of allowance for doubtful accounts of $3,844 (including amounts from related parties of $1,353)	—	82,842	6,594	—	89,436
Prepaid expenses	—	15,395	760	—	16,155
Deferred income taxes, net	—	3,957	448	—	4,405
Federal and foreign income taxes receivable	—	12,805	3,916	—	16,721
State and local income taxes receivable	—	—	1,012	(1,012)	—
Intercompany receivables	87,791	92,726	54,515	(235,032)	—
Other current assets	—	21,648	8	—	21,656

Total current assets	87,792	285,823	87,774	(236,044)	225,345

Noncurrent assets:
Fixed assets, net	—	80,129	9,542	(506)	89,165
Intangible assets, net	—	98,468	10,058	—	108,526
Goodwill	—	443,891	46,938	—	490,829
Long-term intercompany receivable	—	23,000	—	(23,000)	—
Deferred income taxes, net	—	72,153	—	(5,896)	66,257
State income taxes receivable	—	6,536	—	—	6,536
Investment in subsidiaries	—	1,520	—	(1,520)	—
Other assets	—	9,954	341	—	10,295

Total assets	$87,792	$1,021,474	$154,653	$(266,966)	$996,953

LIABILITIES AND STOCKHOLDERS’ (DEFICIT)/EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$—	$89,275	$12,126	$—	$101,401
Short-term debt and current portion of long-term debt	—	66,618	42	—	66,660
Pension and postretirement benefits, current	—	5,284	—	—	5,284
Fees received in advance (including amounts from related parities of $439)	—	123,052	2,974	(506)	125,520
Intercompany payables	2,113	124,458	108,461	(235,032)	—
State and local income taxes payable	—	2,426	—	(1,012)	1,414

Total current liabilities	2,113	411,113	123,603	(236,550)	300,279

Noncurrent liabilities:
Long-term debt	—	527,423	86	—	527,509
Long-term intercompany payables	120,628	—	23,000	(143,628)	—
Pension and postretirement benefits	—	127,154	—	—	127,154
Deferred income taxes, net	—	—	5,896	(5,896)	—
Other liabilities	—	76,412	548	—	76,960

Total liabilities	122,741	1,142,102	153,133	(386,074)	1,031,902

Total stockholders’ (deficit)/equity	(34,949)	(120,628)	1,520	119,108	(34,949)

Total liabilities and stockholders’ (deficit)/equity	$87,792	$1,021,474	$154,653	$(266,966)	$996,953

As of December 31, 2009, Verisk has reclassified the stockholders’ deficit of its guarantor subsidiaries to Long-term intercompany payables.

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
For The Year Ended December 31, 2010

	Verisk	Guarantor	Non-Guarantor	Eliminating
	Analytics, Inc.	Subsidiaries	Subsidiaries	Entries	Consolidated
	(In thousands)
Revenues	$—	$1,086,211	$68,731	$(16,599)	$1,138,343

Expenses:
Cost of revenues (exclusive of items shown separately below)	—	434,247	40,764	(11,538)	463,473
Selling, general and administrative	—	146,005	24,841	(4,472)	166,374
Depreciation and amortization of fixed assets	—	35,974	5,260	(506)	40,728
Amortization of intangible assets	—	24,205	3,193	—	27,398
Acquisition related liabilities adjustment	—	(544)	—	—	(544)

Total expenses	—	639,887	74,058	(16,516)	697,429

Operating income/(loss)	—	446,324	(5,327)	(83)	440,914

Other income/(expense):
Investment income	—	223	82	—	305
Realized gains on securities, net	—	95	—	—	95
Interest expense	—	(34,605)	(142)	83	(34,664)

Total other expense, net	—	(34,287)	(60)	83	(34,264)

Income/(loss) before equity in net income of subsidiary and income taxes	—	412,037	(5,387)	—	406,650
Equity in net income of subsidiary	242,552	(2,550)	—	(240,002)	—
Provision for income taxes	—	(166,340)	2,242	—	(164,098)

Net income/(loss)	$242,552	$243,147	$(3,145)	$(240,002)	$242,552

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
For The Year Ended December 31, 2009

	Verisk	Guarantor	Non-Guarantor	Eliminating
	Analytics, Inc.	Subsidiaries	Subsidiaries	Entries	Consolidated
	(In thousands)
Revenues	$—	$1,001,275	$41,787	$(15,958)	$1,027,104

Expenses:
Cost of revenues (exclusive of items shown separately below)	—	474,526	27,500	(10,732)	491,294
Selling, general and administrative	—	150,288	15,683	(3,367)	162,604
Depreciation and amortization of fixed assets	—	35,238	5,114	(1,774)	38,578
Amortization of intangible assets	—	30,622	1,999	—	32,621

Total expenses	—	690,674	50,296	(15,873)	725,097

Operating income/(loss)	—	310,601	(8,509)	(85)	302,007

Other income/(expense):
Investment income	—	1,469	59	(1,333)	195
Realized losses on securities, net	—	(2,332)	—	—	(2,332)
Interest expense	—	(35,251)	(1,432)	1,418	(35,265)

Total other expense, net	—	(36,114)	(1,373)	85	(37,402)

Income/(loss) before equity in net income/(loss) of subsidiary and income taxes	—	274,487	(9,882)	—	264,605
Equity in net income/(loss) of subsidiary	126,614	(7,000)	—	(119,614)	—
Provision for income taxes	—	(140,873)	2,882	—	(137,991)

Net income/(loss)	$126,614	$126,614	$(7,000)	$(119,614)	$126,614

CONDENSED CONSOLIDATING STATEMENT OF OPERATIONS
For The Year Ended December 31, 2008

	Verisk	Guarantor	Non-Guarantor	Eliminating
	Analytics, Inc.	Subsidiaries	Subsidiaries	Entries	Consolidated
	(In thousands)
Revenues	$—	$865,613	$33,972	$(6,035)	$893,550

Expenses:
Cost of revenues (exclusive of items shown separately below)	—	367,007	22,670	(2,780)	386,897
Selling, general and administrative	—	120,829	11,560	(1,150)	131,239
Depreciation and amortization of fixed assets	—	32,261	5,047	(1,991)	35,317
Amortization of intangible assets	—	28,736	819	—	29,555

Total expenses	—	548,833	40,096	(5,921)	583,008

Operating income/(loss)	—	316,780	(6,124)	(114)	310,542

Other income/(expense):
Investment income	—	3,375	265	(1,456)	2,184
Realized losses on securities, net	—	(2,511)	—	—	(2,511)
Interest expense	—	(31,299)	(1,587)	1,570	(31,316)

Total other expense, net	—	(30,435)	(1,322)	114	(31,643)

Income/(loss) before income taxes	—	286,345	(7,446)	—	278,899
Equity in net income/(loss) of subsidiary	—	(4,620)	—	4,620	—
Provision for income taxes	—	(123,497)	2,826	—	(120,671)

Net income/(loss)	$—	$158,228	$(4,620)	$4,620	$158,228

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For The Year Ended December 31, 2010

	Verisk	Guarantor	Non-Guarantor	Eliminating
	Analytics, Inc.	Subsidiaries	Subsidiaries	Entries	Consolidated
	(In thousands)
Net cash provided by/(used in) operating activities	$—	$336,661	$(629)	$—	$336,032

Cash flows from investing activities:
Acquisitions, net of cash acquired of $10,524	—	(189,578)	—	—	(189,578)
Proceeds from release of acquisition related escrows	—	283	—	—	283
Escrow funding associated with acquisitions	—	(15,980)	—	—	(15,980)
Advances provided to other subsidiaries	—	(50,978)	(4,506)	55,484	—
Purchases of available-for-sale securities	—	(516)	—	—	(516)
Proceeds from sales and maturities of available-for-sale securities	—	743	—	—	743
Purchases of fixed assets	—	(32,680)	(5,961)	—	(38,641)

Net cash used in investing activities	—	(288,706)	(10,467)	55,484	(243,689)

Cash flows from financing activities:
Proceeds from issuance of short-term debt with maturities of three months or greater	—	215,000	—	—	215,000
Proceeds from issuance of short-term debt, net	—	35,000	—	—	35,000
Repurchase of Verisk Class A common stock	—	(210,246)	—	—	(210,246)
Repurchase of Verisk Class B-1 common stock	—	(199,936)	—	—	(199,936)
Repurchase of Verisk Class B-2 common stock	—	(9,879)	—	—	(9,879)
Net share settlement of taxes upon exercise of stock options	—	(15,051)	—	—	(15,051)
Advances received from other subsidiaries	—	41,223	14,261	(55,484)	—
Payment of debt issuance cost	—	(1,781)	—	—	(1,781)
Excess tax benefits from exercised stock options	—	49,015	—	—	49,015
Proceeds from stock options exercised	—	35,482	—	—	35,482
Other financing	—	(6,350)	(41)	—	(6,391)

Net cash (used in)/provided by financing activities	—	(67,523)	14,220	(55,484)	(108,787)
Effect of exchange rate changes	—	139	(248)	—	(109)

(Decrease)/increase in cash and cash equivalents	—	(19,429)	2,876	—	(16,553)
Cash and cash equivalents, beginning of period	1	51,005	20,521	—	71,527

Cash and cash equivalents, end of period	$1	$31,576	$23,397	$—	$54,974

Supplemental disclosures:
Change in intercompany balances due to acquisitions funded directly by ISO	$197,670	$197,670	$—	$—	$—

Increase in investment in subsidiaries due to assets transferred to non-guarantors in exchange for common stock	$197,670	$—	$197,670	$—	$—

Non-cash capital contribution	$—	$26,555	$26,555	$—	$—

Increase in intercompany balances from the purchase of treasury stock by Verisk funded directly by ISO	$435,112	$435,112	$—	$—	$—

Increase in intercompany balances from proceeds received by ISO related to issuance of Verisk common stock from options exercised	$35,482	$35,482	$—	$—	$—

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For The Year Ended December 31, 2009

	Verisk	Guarantor	Non-Guarantor	Eliminating
	Analytics, Inc.	Subsidiaries	Subsidiaries	Entries	Consolidated
	(In thousands)
Net cash provided by operating activities	$—	$320,657	$5,744	$—	$326,401

Cash flows from investing activities:
Acquisitions, net of cash acquired of $9,477	—	(58,848)	(2,502)	—	(61,350)
Earnout payments	—	(78,100)	—	—	(78,100)
Proceeds from release of acquisition related escrows	—	129	—	—	129
Escrow funding associated with acquisitions	—	(7,400)	(236)	—	(7,636)
Advances provided to other subsidiaries	—	(19,580)	(3,579)	23,159	—
Purchases of available-for-sale securities	—	(575)	—	—	(575)
Proceeds from sales and maturities of available-for-sale securities	—	886	—	—	886
Purchases of fixed assets	—	(34,042)	(4,343)	(309)	(38,694)

Net cash used in investing activities	—	(197,530)	(10,660)	22,850	(185,340)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	80,000	—	—	80,000
Repayments of short-term debt, net	—	(59,207)	(37)	—	(59,244)
Redemption of ISO Class A common stock	—	(46,740)	—	—	(46,740)
Repayment of current portion of long-term debt	—	(100,000)	—	—	(100,000)
Advances received from other subsidiaries	—	11,109	11,741	(22,850)	—
Payment of debt issuance cost	—	(4,510)	—	—	(4,510)
Excess tax benefits from exercised stock options	—	19,976	—	—	19,976
Proceeds from stock options exercised	—	7,709	—	—	7,709

Net cash (used in)/provided by financing activities	—	(91,663)	11,704	(22,850)	(102,809)

Effect of exchange rate changes	—	155	(65)	—	90

Increase in cash and cash equivalents	—	31,619	6,723	—	38,342

Cash and cash equivalents, beginning of period	1	19,386	13,798	—	33,185

Cash and cash equivalents, end of period	$1	$51,005	$20,521	—	$71,527

Supplemental disclosures:
Increase in intercompany balances from proceeds received by ISO related to issuance of Verisk common stock from options exercised	$5,097	$5,097	$—	$—	$—

CONDENSED CONSOLIDATING STATEMENT OF CASH FLOWS
For The Year Ended December 31, 2008

	Verisk	Guarantor	Non-Guarantor	Eliminating
	Analytics, Inc.	Subsidiaries	Subsidiaries	Entries	Consolidated
	(In thousands)
Net cash provided by operating activities	$—	$243,689	$4,217	$—	$247,906

Cash flows from investing activities:
Acquisitions, net of cash acquired of $365	—	(18,951)	—	—	(18,951)
Purchase of noncontrolling interest in non-public companies	—	(5,800)	—	—	(5,800)
Earnout payments	—	(98,100)	—	—	(98,100)
Proceeds from release of acquisition related escrows	—	558	—	—	558
Escrow funding associated with acquisitions	—	(1,500)	—	—	(1,500)
Advances provided to other subsidiaries	—	(15,726)	(15,629)	31,355	—
Purchases of available-for-sale securities	—	(361)	—	—	(361)
Proceeds from sales and maturities of available-for-sale securities	—	21,724	—	—	21,724
Purchases of fixed assets	—	(27,440)	(3,212)	—	(30,652)
Proceeds from repayment of notes receivable from stockholders	—	3,863	—	—	3,863
Issuance of notes receivable from stockholders	—	(1,247)	—	—	(1,247)

Net cash used in investing activities	—	(142,980)	(18,841)	31,355	(130,466)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	—	150,000	—	—	150,000
Proceeds from issuance of short-term debt with maturities of three months or greater	—	114,000	—	—	114,000
Repayments of short-term debt, net	—	(35,252)	(35)	—	(35,287)
Redemption of ISO Class A common stock	—	(387,561)	—	—	(387,561)
Repurchase of ISO Class B common stock	—	(5,001)	—	—	(5,001)
Advances received from other subsidiaries	—	11,169	20,185	(31,354)	—
Proceeds from issuance of common stock	1	—	—	(1)	—
Excess tax benefits from exercised stock options	—	26,099	—	—	26,099
Proceeds from repayment of exercise price loans classified as a component of redeemable common stock	—	29,482	—	—	29,482
Proceeds from stock options exercised	—	886	6	—	892

Net cash provided by/(used in) financing activities	1	(96,178)	20,156	(31,355)	(107,376)

Effect of exchange rate changes	—	(39)	(889)	—	(928)

Increase in cash and cash equivalents	1	4,492	4,643	—	9,136

Cash and cash equivalents, beginning of period	—	14,894	9,155	—	24,049

Cash and cash equivalents, end of period	$1	$19,386	$13,798	$—	$33,185

**************

Schedule II

Valuation and Qualifying Accounts and Reserves
For the Years Ended December 31, 2010, 2009 and 2008
(In thousands)

	Balance at	Charged to	Deductions —
	Beginning	Costs and	Write-offs	Balance at
Description	of Year	Expenses(1)	(2)	End of Year

Year ended December 31, 2010:
Allowance for doubtful accounts	$3,844	$648	$(464)	$4,028

Valuation allowance for income taxes	$2,110	$352	$(977)	$1,485

Year ended December 31, 2009:
Allowance for doubtful accounts	$6,397	$916	$(3,469)	$3,844

Valuation allowance for income taxes	$2,098	$12	$—	$2,110

Year ended December 31, 2008:
Allowance for doubtful accounts	$8,247	$1,536	$(3,386)	$6,397

Valuation allowance for income taxes	$1,534	$564	$—	$2,098

(1)	Primarily additional reserves for bad debts.

(2)	Primarily accounts receivable balances written off, net of recoveries, and the expiration of loss carryforwards.